EXHIBIT 10.1

Sonic Capital LLC, Sonic Industries LLC, America’s Drive-In Brand Properties LLC, America’s Drive-In Restaurants LLC, SRI Real Estate Holding LLC, SRI Real Estate Properties LLC

Series 2018-1 4.026% Fixed Rate Senior Secured Notes, Class A-2

PURCHASE AGREEMENT

January 23, 2018

Guggenheim Securities, LLC
as the Initial Purchaser
c/o Guggenheim Securities, LLC
330 Madison Avenue
New York, New York 10017

Ladies and Gentlemen:

Sonic Capital LLC, a Delaware limited liability company (the “Master Issuer”), Sonic Industries LLC, a Delaware limited liability company (the “Franchise Assets Holder”), America’s Drive-In Brand Properties LLC, a Kansas limited liability company (the “IP Holder”), America’s Drive-In Restaurants LLC, a Delaware limited liability company (“ADR”), SRI Real Estate Holding LLC, a Delaware limited liability company (the “SRI Real Estate Holdco”) and SRI Real Estate Properties LLC, a Delaware limited liability company (the “SRI Real Estate Assets Holder” and together with the Master Issuer, the Franchise Assets Holder, the IP Holder, ADR and the SRI Real Estate Holdco, the “Co-Issuers”), propose, upon the terms and conditions stated herein, to issue and sell to Guggenheim Securities, LLC, as initial purchaser (the “Initial Purchaser”), a series of fixed rate senior secured notes, the Series 2018-1 4.026% Fixed Rate Senior Secured Notes, Class A-2 Notes (the “Series 2018-1 Class A-2 Notes” or the “Offered Notes”), in an aggregate principal amount of $170,000,000.

The Offered Notes (i) will have terms and provisions that are summarized in the Pricing Disclosure Package (as defined below) and (ii) are to be issued pursuant to the Base Indenture, dated as of May 20, 2011 (the “Initial Closing Date”) (as amended and supplemented as of the date hereof, the “Base Indenture”), and the Series 2018-1 Supplement thereto (the “Series 2018-1 Supplement” and, together with the Base Indenture, the Series 2013-1 Supplement thereto, dated as of July 18, 2013, and the Series 2016-1 Supplement thereto, dated as of May 17, 2016, the “Indenture”), to be dated as of the Closing Date, in each case entered into by and among the Co-Issuers and Citibank, N.A., as trustee (in such capacity, the “Trustee”) and as securities intermediary. The Co-Issuers’ obligations under the Offered Notes will be irrevocably and unconditionally guaranteed (the “Guarantee”) by Sonic Franchising LLC, a Delaware limited liability company (the “Guarantor” and, together with the Co-Issuers, the “Securitization Entities” and each, a “Securitization Entity”), pursuant to a Guarantee and Collateral Agreement, dated May 20, 2011, by and among the Guarantor and the Trustee (the “Guarantee and Collateral Agreement”). This Agreement confirms the agreement of each the Sonic Parties

(as defined below) with regard to the purchase of the Offered Notes from the Co-Issuers by the Initial Purchaser.

For purposes of this Agreement, “Sonic” shall mean Sonic Corp., a Delaware corporation, “SRI” shall mean Sonic Restaurants, Inc., an Oklahoma corporation, “Parent Companies” shall mean, collectively, Sonic and SRI, and “Sonic Parties” shall mean, collectively, the Parent Companies, Sonic Industries Services Inc., an Oklahoma corporation, as manager (the “Manager”), and the Securitization Entities.

For purposes of this Agreement, capitalized terms used but not defined herein shall have the meanings given to such terms in the “Certain Definitions” section of the Pricing Disclosure Package (as defined below).

1. Purchase and Resale of the Offered Notes. The Offered Notes will be offered and sold by the Co-Issuers to the Initial Purchaser without registration under the Securities Act of 1933, as amended (the “1933 Act”), in reliance on an exemption pursuant to Section 4(a)(2) under the 1933 Act. The Sonic Parties have prepared (i) a preliminary offering memorandum, dated January 16, 2018 (as amended or supplemented as of the Applicable Time (as defined below), the “Preliminary Offering Memorandum”) setting forth information regarding the Sonic Parties and the Offered Notes, (ii) the Investor Presentation attached hereto as Exhibit 1, (iii) a pricing term sheet substantially in the form attached hereto as Schedule II (the “Pricing Term Sheet”) setting forth the terms of the Offered Notes and certain other information omitted from the Preliminary Offering Memorandum and (iv) a final offering memorandum to be dated prior to the Closing Date (as amended or supplemented, together with the Investor Presentation, the “Final Offering Memorandum”), setting forth information regarding the Sonic Parties and the Offered Notes. The Preliminary Offering Memorandum, the Pricing Term Sheet and the Investor Presentation are collectively referred to as the “Pricing Disclosure Package”. The Sonic Parties hereby confirm that they have authorized the use of the Pricing Disclosure Package, the documents listed on Schedule III hereto (such documents, the “Schedule III Documents”) and the Final Offering Memorandum in connection with the offering and resale of the Offered Notes by the Initial Purchaser. “Applicable Time” means 11:34 A.M. (New York City time) on the date of this Agreement.

All references in this Agreement to the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum include, unless expressly stated otherwise, all documents, financial statements and schedules and other information contained, incorporated by reference or deemed incorporated by reference therein (and references in this Agreement to such information being “contained,” “included” or “stated” (and other references of like import) in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum shall be deemed to mean all such information contained, incorporated by reference or deemed incorporated by reference therein, to the extent such information has not been superseded or modified by other information contained, incorporated by reference or deemed incorporated by reference therein). All documents filed (but not furnished to the Initial Purchaser, unless such furnished document is expressly incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum, as the case may be) with the U.S. Securities and Exchange Commission

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(the “Commission”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and so deemed to be included in the Preliminary Offering Memorandum, Pricing Disclosure Package or the Final Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter referred to herein as the “Exchange Act Reports”.

It is understood and acknowledged that upon original issuance thereof the Offered Notes (and all securities issued in exchange therefor or in substitution thereof) will bear the legends that are set forth under the caption “Transfer Restrictions” in the Pricing Disclosure Package.

The Co-Issuers have been advised that the Initial Purchaser intends to offer and resell (the “Exempt Resales”) the Offered Notes purchased by the Initial Purchaser hereunder on the terms set forth in each of the Pricing Disclosure Package and the Final Offering Memorandum, as amended or supplemented, solely (a) to persons that the Initial Purchaser reasonably believes to be “qualified institutional buyers” (“QIBs”) as defined in Rule 144A under the 1933 Act (“Rule 144A”) and (b) outside of the United States, to persons that the Initial Purchaser reasonably believes not to be U.S. Persons (such persons, “Non-U.S. Persons”) as defined in Regulation S under the 1933 Act (“Regulation S”) in offshore transactions in reliance on Regulation S, in each case, that the Initial Purchaser reasonably believes are not Competitors and/or also (c) that the Initial Purchaser reasonably believes to be affiliates of the Master Issuer. As used in the preceding sentence, the terms “offshore transaction” and “United States” have the meanings assigned to them in Regulation S. Those persons specified in clauses (a), (b) and (c) above are referred to herein as “Eligible Purchasers”.

2.         Representations and Warranties of the Sonic Parties. Each of the Sonic Parties jointly and severally, represents and warrants, on and as of the date hereof and on and as of the Closing Date, as follows:

(a)         When the Offered Notes are issued and delivered pursuant to this Agreement, such Offered Notes and the Guarantee will not be of the same class (within the meaning of Rule 144A) as securities that are listed on a national securities exchange registered under Section 6 of the 1934 Act or that are quoted in a United States automated inter-dealer quotation system.

(b)         Assuming the accuracy of your representations and warranties in Section 3(b) of this Agreement, the purchase and resale of the Offered Notes pursuant to this Agreement (including pursuant to the Exempt Resales) are exempt from the registration requirements of the 1933 Act.

(c)         No form of general solicitation or general advertising within the meaning of Regulation D under the 1933 Act (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) (each, a “General Solicitation”) was used by the Sonic Parties, any of their respective affiliates, any of their respective representatives or any person acting on any of their behalf (other than the Initial Purchaser and its affiliates or any of its representatives, as to whom the Sonic Parties make no representation) in connection with the offer and sale of the Offered Notes.

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(d)        No directed selling efforts within the meaning of Rule 902 under the 1933 Act were used by the Sonic Parties or any of their respective affiliates, any of their respective representatives or any person acting on their behalf (other than the Initial Purchaser and its affiliates or any of their respective representatives, as to whom the Sonic Parties make no representation) with respect to Offered Notes sold outside the United States to Non-U.S. Persons, and each of the Sonic Parties, their respective affiliates and their respective representatives or any person acting on their behalf (other than the Initial Purchaser and its affiliates and representatives, as to whom the Sonic Parties make no representation) has complied with and will implement the “offering restrictions” required by Rule 902 under the 1933 Act.

(e)         Each of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, each as of its respective date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the 1933 Act.

(f)          None of the Sonic Parties nor any other person acting on behalf of any Sonic Party has offered or sold any securities in a manner that would be integrated with the offering of the Offered Notes contemplated by this Agreement pursuant to the 1933 Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(g)         The Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum have been prepared by the Sonic Parties for use by the Initial Purchaser in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the 1933 Act, has been issued, and no proceeding for that purpose has commenced or is pending or, to the knowledge of any Sonic Party, is contemplated.

(h)         The Pricing Disclosure Package did not, as of the Applicable Time, and will not, as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in the Pricing Disclosure Package in reliance upon and in conformity with the Initial Purchaser Information (as defined in Section 8(e) below).

(i)          The Final Offering Memorandum will not, as of its date and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in the Final Offering Memorandum in reliance upon and in conformity with the Initial Purchaser Information.

(j)          None of the Sonic Parties has prepared, made, used, authorized, approved or distributed and will not, and will not cause or allow its agents or representatives to, prepare, make, use, authorize, approve or distribute any written communication (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Notes, or otherwise is prepared to market the Offered Notes, other than the Pricing Disclosure

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Package and the Final Offering Memorandum, without the prior consent of the Initial Purchaser.

(k)         The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the 1934 Act and the applicable rules and regulations of the Commission thereunder. The Exchange Act Reports did not, when filed with the Commission, contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l)          Each of the Sonic Parties and each of their respective subsidiaries has been duly organized, is validly existing and in good standing as a corporation, limited liability company or unlimited company, as applicable, under the laws of its respective jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation, limited liability company or unlimited company, as applicable, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have (i) a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Securitization Entities or the Sonic Parties taken as a whole or (ii) a material adverse effect on the performance by the Sonic Parties of this Agreement, the Offered Notes, the Indenture or any of the other Related Documents or the consummation of any of the transactions contemplated hereby or thereby (collectively, clauses (i) and (ii), a “Material Adverse Effect”). Each of the Sonic Parties has all corporate, limited liability company or unlimited company power and authority necessary to own or lease its properties and to conduct the businesses in which it is now engaged or contemplated in the Pricing Disclosure Package and the Final Offering Memorandum. Sonic does not own or control, directly or indirectly, any corporation, limited liability company or other entity other than the subsidiaries listed in Exhibit 21.01 to Sonic’s Annual Report on Form 10-K for the fiscal year ended August 31, 2017.

(m)     (i)          Sonic has the debt capitalization as set forth in each of the Pricing Disclosure Package and the Final Offering Memorandum, and all of the issued and outstanding shares of capital stock of Sonic have been duly authorized and validly issued and are fully paid and non-assessable.

          (ii)          The Co-Issuers have an authorized capitalization as set forth in each of the Pricing Disclosure Package and the Final Offering Memorandum, and all of the issued and outstanding equity interests of the Co-Issuers have been duly authorized and validly issued and are fully paid and non-assessable.

          (iii)         All of the outstanding shares of capital stock, membership interests or other equity interests of each of the Securitization Entities are owned, directly or indirectly, by Sonic, free and clear of all liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind (collectively, “Liens”), other than those Liens (i) imposed by the Indenture and the Related Documents, (ii) which constitute Permitted Liens, (iii) that would not reasonably be expected to have a Material Adverse Effect or (iv) which result from transfer restrictions imposed by the Securities Act or the securities or blue sky laws of certain jurisdictions.

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(n)         Each of the Co-Issuers shall have all requisite limited liability company power and authority, as applicable, to execute, deliver and perform its respective obligations under the Indenture on the Closing Date. The Base Indenture has been duly and validly authorized, executed and delivered by the Co-Issuers and constitutes the valid and legally binding obligation of the Co-Issuers, enforceable against the Co-Issuers in accordance with its terms, except that such enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Series 2018-1 Supplement shall be duly and validly authorized by the Co-Issuers on or prior to the Closing Date and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and legally binding obligation of the Co-Issuers, enforceable against the Co-Issuers in accordance with its terms, except that such enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Assuming the accuracy of the representations and warranties of the Initial Purchaser contained in Section 3(b) of this Agreement, no qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) is required in connection with the offer and sale of the Offered Notes contemplated hereby or in connection with the Exempt Resales. The Base Indenture conforms in all material respects to the description thereof in each of the Pricing Disclosure Package and the Final Offering Memorandum. When executed by the Co-Issuers, the Series 2018-1 Supplement will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Final Offering Memorandum.

(o)         Each of the Co-Issuers shall have all requisite limited liability company power and authority, as applicable, to execute, issue, sell and perform its obligations under the Offered Notes on or prior to the Closing Date. The Offered Notes shall be duly authorized by each of the Co-Issuers on or prior to the Closing Date and, when duly executed by each of the Co-Issuers in accordance with the terms of the Indenture, assuming due authentication of the Offered Notes by the Trustee, upon delivery to the Initial Purchaser against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and legally binding obligations of each of the Co-Issuers entitled to the benefits of the Indenture, enforceable against each of the Co-Issuers in accordance with their terms, except that the enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). When executed by each of the Co-Issuers, the Offered Notes will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Final Offering Memorandum.

(p)         The Guarantor had all requisite limited liability company and authority to execute, issue and perform its obligations under the Guarantee and Collateral Agreement on the Initial Closing Date. The Guarantee and Collateral Agreement has been duly and validly authorized, executed and delivered by the Guarantor, and the Guarantee and Collateral Agreement constitutes valid and legally binding obligations of the Guarantor, enforceable against

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the Guarantor in accordance with its terms, except that the enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Guarantee and Collateral Agreement conforms in all material respects to the description thereof in each of the Pricing Disclosure Package and the Final Offering Memorandum. The Guarantee and Collateral Agreement is effective to guarantee the obligations of the Co-Issuers under the Offered Notes.

(q)         Each of the Sonic Parties, as applicable, had and shall have all required corporate, limited liability company or unlimited company power and authority, as applicable, to execute, deliver and perform its obligations under each Related Document to which it is a party on the Initial Closing Date or on or prior to the Closing Date, as applicable (other than the Offered Notes, the Indenture and the Guarantee and Collateral Agreement to the extent covered in Section 2(n), (o) and (p)). The Guarantor had and shall have all requisite limited liability company power and authority, to execute, deliver and perform its obligations under each Related Document to which it is a party on the Initial Closing Date or on or prior to the Closing Date (other than the Offered Notes, the Indenture and the Guarantee and Collateral Agreement to the extent covered in Section 2(n), (o) and (p)). Each of the Related Documents has been or shall be duly and validly authorized, executed and delivered by each of the Sonic Parties (to the extent a party thereto) and constitutes the valid and legally binding obligation of each of the Sonic Parties (to the extent a party thereto) enforceable against each of the Sonic Parties (to the extent a party thereto) in accordance with its terms, except that the enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and, as to rights of indemnification and contribution with respect to liabilities under securities laws, by principles of public policy. Each such Related Document conforms in all material respects to the description thereof (if any) in each of the Pricing Disclosure Package and the Final Offering Memorandum.

(r)         Each of the Sonic Parties party hereto has all requisite corporate, limited liability company or unlimited company power and authority, as applicable, to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by each of the Sonic Parties party hereto.

(s)         (i) The issue and sale of the Offered Notes and the Guarantee, (ii) the execution, delivery and performance by the Sonic Parties of the Offered Notes, the Guarantee, the Indenture, this Agreement and the other Related Documents (to the extent a party thereto), (iii) the application of the proceeds from the sale of the Offered Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Final Offering Memorandum and (iv) the consummation of the transactions contemplated hereby and thereby, do not and will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of any of the Sonic Parties or any of their respective subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, credit agreement, security agreement, license, lease or other agreement or instrument to which any of the Sonic Parties or any of their respective subsidiaries is a party or by which any of the Sonic Parties or any of their respective subsidiaries is bound or to which any

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of the property or assets of any of the Sonic Parties or any of their respective subsidiaries is subject, except for Liens created by the Indenture or the other Related Documents and Permitted Liens, (B) result in any violation of the provisions of the charter, by-laws, certificate of formation, limited liability company agreement or other organizational document of any of the Sonic Parties, or (C) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Sonic Parties or any of their respective subsidiaries or any of their respective properties or assets, except (in the case of clauses (A) and (C)) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t)         No consent, approval, authorization or order of, or filing, registration or qualification with any court or governmental agency or regulatory body having jurisdiction over any of the Sonic Parties or any of their respective subsidiaries or any of their respective properties or assets is required for the issue and sale of the Offered Notes and the Guarantee, the execution, delivery and performance by any of the Sonic Parties or any of their respective subsidiaries of the Offered Notes, the Guarantee, the Indenture, this Agreement and the other Related Documents (to the extent they are parties thereto), the application of the proceeds from the sale of the Offered Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Final Offering Memorandum and the consummation of the transactions contemplated hereby and thereby, except for (A) such consents, approvals, authorizations, orders, filings, registrations or qualifications as shall have been obtained or made prior to the Closing Date or are permitted to be obtained or made subsequent to the Closing Date pursuant to the Indenture and (B) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution and resale (including pursuant to the Exempt Resales) of the Offered Notes by the Initial Purchaser.

(u)         The historical consolidated financial statements of Sonic (including the related notes and supporting schedules) included or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the entities referred to therein, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum fairly present in all material respects the information called for by, and have been prepared in accordance with, the Commission’s rules and guidelines applicable thereto.

(v)         The historical consolidated financial statements of the Master Issuer (including the related notes and supporting schedules) included in the Pricing Disclosure Package and the Final Offering Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the entities referred to therein, at the dates and for the periods indicated, and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved.

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(w)        The Securitized Net Cash Flow included in the Pricing Disclosure Package and the Final Offering Memorandum is derived from the quarterly noteholder statements generated by the Master Issuer and represents the arithmetic sum of each of the relevant amounts reflected in such quarterly noteholder statements. The Securitized Net Cash Flow set forth in the Pricing Disclosure Package and the Final Offering Memorandum has been prepared on a basis consistent with the quarterly noteholder statements and gives effect to assumptions made on a reasonable basis and in good faith and present fairly in all material respects the historical Securitized Net Cash Flow.

(x)         The non-GAAP financial measures that are included in the Pricing Disclosure Package and the Final Offering Memorandum have been calculated based on amounts derived from the financial statements and books and records of the Sonic Parties, and the Sonic Parties believe that any adjustments to such non-GAAP financial measures have a reasonable basis and have been made in good faith.

(y)         KPMG LLP (“KPMG”), who have certified certain financial statements of Sonic, whose report appears in the Pricing Disclosure Package and the Final Offering Memorandum or is incorporated by reference therein and who have delivered the KPMG initial letter referred to in Section 7(a) hereof, (x) are independent registered public accountants with respect to Sonic and its subsidiaries within the meaning of the 1933 Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and (y) was, as of the date of such report, and is, as of the date hereof, an independent public accounting firm with respect to the Sonic Parties.

(z)         Sonic and each of its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that complies with the requirements of the 1934 Act and that has been designed by, or under the supervision of, Sonic principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Sonic and each of its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) records are maintained in reasonable detail that accurately and fairly reflect the transactions and dispositions of the assets of Sonic and each of its subsidiaries, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of Sonic and each of its subsidiaries are being made only in accordance with authorizations of management and directors of Sonic and each of its subsidiaries and (iii) the unauthorized acquisition, use or disposition of the assets of Sonic and each of its subsidiaries that could have a material effect on the financial statements are prevented or timely detected. As of the date of the most recent consolidated balance sheet of Sonic reviewed or audited by KPMG and the audit committee of the board of directors of Sonic, there were no material weaknesses in any of Sonic and its subsidiaries’ internal controls over financial reporting.

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(aa)       Since August 31, 2017, the date of the most recent balance sheet of Sonic and its consolidated subsidiaries audited by KPMG and the audit committee of the board of directors of Sonic (“Audit Date”), (i) Sonic has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal control over financial reporting, that could adversely affect the ability of Sonic or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal control over financial reporting, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of any of Sonic or any of its subsidiaries or that is otherwise material to Sonic or any of its subsidiaries; and (ii) there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(bb)       The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” incorporated by reference in the Preliminary Offering Memorandum contained in the Pricing Disclosure Package and the Final Offering Memorandum accurately and fully describes (i) the accounting policies that Sonic believes are the most important in the portrayal of the financial condition and results of operations of Sonic and each of its subsidiaries and that require management’s most difficult, subjective or complex judgments; (ii) the judgments and uncertainties affecting the application of critical accounting policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(cc)       Except as described in each of the Pricing Disclosure Package and the Final Offering Memorandum, since the Audit Date, none of the Sonic Parties nor any of their respective subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or legal, court or governmental action, order or decree, (ii) issued or granted any securities, (iii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any transaction not in the ordinary course of business and/or (v) declared or paid any dividend on its capital stock, and since the Audit Date, there has not been any change in the capital stock or limited liability company interests, as applicable, or long-term or short-term debt of any of the Sonic Parties or any of their respective subsidiaries or any changes, or any development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, general affairs, management, condition (financial or otherwise), results of operations, stockholders’ equity or limited liability company interests, as applicable, properties, management, business or prospects of any of the Sonic Parties or any of their respective subsidiaries, in each of (i) through (v) above, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd)       Each of the Co-Issuers and the Guarantor owns and has good title to its Collateral, free and clear of all Liens other than Permitted Liens. Each of the Parent Companies, the Manager and each of their respective subsidiaries (other than the Co-Issuers and the Guarantor) has good and marketable title in fee simple to all real property and good and

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marketable title to all personal property owned by it, in each case free and clear of all Liens, except (x) for Permitted Liens and such Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (y) no representation is made pursuant to this sentence with respect to good and marketable title to Intellectual Property. All assets held under lease by the Sonic Parties are held by the relevant entity under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made of such assets by the relevant entity.

(ee)       Each of the Co-Issuers’ and the Guarantor’s rights and interests in the Collateral Documents (except with respect to any owned real property) constitutes accounts or general intangibles under the applicable UCC. The Base Indenture and the Guarantee and Collateral Agreement are effective to create a valid and continuing Lien on the Collateral in favor of the Trustee on behalf of and for the benefit of the Secured Parties, which Lien on the Collateral has been perfected (subject to any exceptions described in the Pricing Disclosure Package and the Final Offering Memorandum and that are otherwise set forth in the Base Indenture, the Guarantee and Collateral Agreement or any other Related Document) and is prior to all other Liens (other than Permitted Liens). The Mortgages are effective to create a valid and continuing Lien on each Owned Property, which Lien on the Collateral will be perfected upon filing in the appropriate jurisdiction. Except as described in the Pricing Disclosure Package and the Final Offering Memorandum, the Co-Issuers and the Guarantor have received all consents and approvals required by the terms of the Collateral in order to pledge the Collateral to the Trustee under the Indenture and under the Guarantee and Collateral Agreement. All action necessary to perfect such first priority security interest in the Collateral has been duly taken (subject to any exceptions described in the Pricing Disclosure Package and the Final Offering Memorandum and that are otherwise set forth in the Base Indenture, the Guarantee and Collateral Agreement or any other Related Document).

(ff)         Other than the security interest granted to the Trustee under the Base Indenture, the Guarantee and Collateral Agreement or any other Related Documents or any other Permitted Lien, none of the Sonic Parties nor any of their respective subsidiaries have pledged, assigned, sold or granted as of the Closing Date a security interest in the Collateral.

(gg)       All action necessary (including, without limitation, the filing of UCC-1 financing statements and filings with the United States Patent and Trademark Office, the United States Copyright Office) to protect and evidence the Trustee’s security interest in the Collateral in the United States has been duly and effectively taken (as described in, and subject to the actions to be taken between the date hereof and the Closing Date and such other exceptions described in the Pricing Disclosure Package and the Final Offering Memorandum and that are otherwise set forth in the Base Indenture, the Series 2018-1 Supplement, the Guarantee and Collateral Agreement or any other Related Document). No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement authorized by any of the Sonic Parties or any of their respective subsidiaries and listing such Person as debtor covering all or any part of the Collateral is on file or of record in any jurisdiction (except (i) in respect of Permitted Liens or (ii) such as may have been filed, recorded or made by such Person in favor of the Trustee on behalf of the Secured Parties in connection with the Base Indenture and the Guarantee and Collateral Agreement), and no such Person has authorized any

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such filing. Mortgages have been prepared and executed and delivered to the Trustee with respect to each Owned Property, including an Assignment of Rents with respect to each Company-owned Drive-In Master Lease and each Post-Securitization Franchise Drive-In Lease related to such properties.

(hh)       Each Sonic Party and their respective subsidiaries has such permits, licenses, registrations, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Disclosure Package and the Final Offering Memorandum, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Sonic Party and each of their respective subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Sonic Parties nor any of their respective subsidiaries has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(ii)         (A) Each of the Sonic Parties and each of their respective subsidiaries owns or possesses adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, know-how, rights of publicity, works of authorship, social media accounts and identifiers, and intellectual property rights in compilations of data, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”), in each case, necessary for the conduct of their respective businesses as currently conducted, except as would not reasonably be expected to have a Material Adverse Effect; provided, however, for the avoidance of doubt, the foregoing shall not be deemed to constitute a representation or warranty with respect to infringement or other violation of Intellectual Property or other proprietary rights of third parties, which are exclusively addressed below Section 2(ii)(E). (B) The Sonic Parties and each of their respective subsidiaries owns free and clear of all Liens (other than Franchise Arrangements, Permitted Liens and non-exclusive licenses granted in the ordinary course of business of the Sonic Parties) all Intellectual Property described in the Preliminary Offering Memorandum, the Final Offering Memorandum and the Pricing Disclosure Package as being owned by it (“Company Intellectual Property”). (C) There are no third parties who own any Company Intellectual Property, except as (1) described in the Preliminary Offering Memorandum, the Final Offering Memorandum and the Pricing Disclosure Package, or (2) would not reasonably be expected to have a Material Adverse Effect. (D) To the Sonic Parties’ knowledge, there is no infringement by third parties of any Company Intellectual Property, except as (1) described in the Pricing Disclosure Package, the Preliminary Offering Memorandum or the Final Offering Memorandum or (2) would not be reasonably expected to have a Material Adverse Effect. (E) Except as (1) described in the Pricing Disclosure Package, the Preliminary Offering Memorandum or the Final Offering Memorandum or (2) would not reasonably be expected to have a Material Adverse Effect, (x) there is no

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pending or, to the Sonic Parties’ knowledge, threatened action, suit, proceeding or claim by others: (a) challenging the Sonic Parties’ rights in or to any Company Intellectual Property; (b) challenging the validity, enforceability or scope of any Company Intellectual Property; or (c) asserting that the Sonic Parties or any of their subsidiaries infringes or otherwise violates, or would, upon the commercialization of any product or service of the Sonic Parties or any of their subsidiaries described in the Preliminary Offering Memorandum, the Final Offering Memorandum or the Pricing Disclosure Package as under development, infringe or otherwise violate, any Intellectual Property of others; or (y) to the Sonic Parties’ knowledge, the operation of the System by the Sonic Parties and each of their subsidiaries in the conduct of their respective businesses as currently conducted do not infringe, misappropriate or otherwise violate the Intellectual Property rights of any third party. (F) The Securitization Entities own the Intellectual Property, or have entered into the license agreements regarding or otherwise possess adequate rights to use the Intellectual Property necessary for the conduct of their respective businesses as currently conducted in the manner described in the Pricing Disclosure Package and the Final Offering Memorandum, except for any of the foregoing as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (G) Except with respect to allegations specifically disclosed in the Final Offering Memorandum, the Sonic Parties (x) have since May 17, 2016 taken reasonable measures to protect the confidentiality, integrity and availability of personally identifiable data and information technology in the Sonic Parties’ possession, custody or control, and (y) are in compliance with applicable written policies of the Sonic Parties, PCI-DSS requirements (or is otherwise in the process of obtaining PCI-DSS certification), laws and regulations regarding data privacy, data security or personally identifiable information, in each case of subclause (x) and (y), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj)         Except to the extent disclosed in the Final Offering Memorandum, there are no legal or governmental proceedings pending to which any Sonic Party or any of their respective subsidiaries is a party or of which any property or assets of any of the Sonic Parties or any of their respective subsidiaries is the subject that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To each Sonic Party’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(kk)       The statements made in the Pricing Disclosure Package and the Final Offering Memorandum under the captions “Description of the Offered Notes” and “Description of the Base Indenture,” insofar as they constitute a summary of the terms of the Notes, the Guarantee, and the Indenture, and under the captions “Description of the Securitization Entities and the Securitization Entities Operating Agreements,” “Characteristics of the Franchise Arrangements,” “Characteristics of the Real Estate Assets,” “The Franchise Arrangements,” “Description of the Manager and Management Agreement,” “Description of the Real Estate Assets,” “Description of the Servicer and the Servicing Agreement,” “Description of the Back-Up Manager and the Back-Up Management Agreement,” “Description of the Contribution Agreements,” “Description of the IP License Agreements,” “Certain Legal Aspects of the Franchise Assets,” “Certain U.S. Federal Income Tax Consequences,” “Certain ERISA Considerations,” and “Transfer Restrictions,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and

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regulations, legal and governmental proceedings and contracts and other documents in all material respects; provided, that no representation or warranty is made as to the Initial Purchaser Information (as defined in Section 8(e)).

(ll)         Except as would not reasonably be expected to result in a Material Adverse Effect, (A) each of the Sonic Parties and each of their respective subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries; (B) all such policies of insurance of the Sonic Parties and each of their respective subsidiaries are in full force and effect; (C) the Sonic Parties and each of their respective subsidiaries are in compliance with the terms of such policies in all material respects; (D) none of the Sonic Parties nor any of their respective subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; and (E) there are no claims by the Sonic Parties or any of their respective subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. None of the Sonic Parties nor any of their respective subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(mm)     No relationship, direct or indirect, that would be required to be described in a registration statement of Sonic pursuant to Item 404 of Regulation S-K, exists between or among any of the Sonic Parties and their respective subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of any of the Sonic Parties and their respective subsidiaries, on the other hand, that has not been described in the Pricing Disclosure Package and the Final Offering Memorandum.

(nn)       No labor disturbance by or dispute with the employees of the Sonic Parties or any of their respective subsidiaries exists or, to the knowledge of any Sonic Party, is imminent, in each case that would reasonably be expected to have a Material Adverse Effect. Subject to the understanding that multiple laws and principles govern the circumstances under which a franchisor may be deemed a joint employer of its franchisees’ employee, that those laws and principles vary from jurisdiction to jurisdiction and statute to statute, and that no controlling guidance has been issued by any court or agency regarding either the standards that govern such determinations or the steps that franchisors must take, or refrain from taking, to avoid being deemed a joint employer, the Sonic Parties believe that they have taken steps which, in their business judgment, and taking into account the needs of the franchise system and the Sonic brand, they deem reasonably appropriate to mitigate the risk, if any, that (i) employees of the Franchisees will be deemed joint employees of the Sonic Parties, and (ii) they will be deemed jointly liable for any labor or employment claims made by the employees of the Franchisees, which, in either case, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

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(oo)       None of the Sonic Parties nor any of their respective subsidiaries has taken any action which would (A) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of any of the Sonic Parties or any of their respective subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, credit agreement, security agreement, license, lease or other agreement or instrument to which any of the Sonic Parties or any of their respective subsidiaries is a party or by which any of the Sonic Parties or any of their respective subsidiaries is bound or to which any of the property or assets of any of the Sonic Parties or any of their respective subsidiaries is subject, except for Liens created by the Indenture or the other Related Documents and Permitted Liens, (B) result in any violation of the provisions of the charter, by-laws, certificate of formation, limited liability company agreement or other organizational document of any of the Sonic Parties, or (C) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Sonic Parties or any of their respective subsidiaries or any of their respective properties or assets, except (in the case of clauses (A) and (C)) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(pp)       Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(i)         the Sonic Parties: (a) are in compliance with all applicable Environmental Laws, (b) hold all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law (collectively, “Environmental Permits”, each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them and (c) are in material compliance with all of their Environmental Permits;

(ii)       Any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products (virgin or unused), polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity and any other materials or substances that are regulated pursuant to any applicable Environmental Law (collectively, “Materials of Environmental Concern”) are not present at, on, under or in any real property now or formerly owned, leased or operated by any Sonic Party or any of their respective subsidiaries, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage or disposal) which would reasonably be expected to (i) give rise to liability of any Sonic Party or any of their respective subsidiaries under any applicable Environmental Law, (ii) interfere with any Sonic Party’s or any of their respective subsidiaries’ continued operations or (iii) impair the fair saleable value of any real property owned by any Sonic Party or any of their respective subsidiaries;

(iii)       there is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which any Sonic Party or any of their respective subsidiaries is, or to the knowledge of the Sonic Parties or any of their respective subsidiaries will be,

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named as a party that is pending or, to the knowledge of any Sonic Party or any of their respective subsidiaries, threatened;

(iv)       none of the Sonic Parties or any of their respective subsidiaries has received any written request for information, or been notified in writing that it is a potentially responsible party under or relating to the Federal Comprehensive Environmental Response, Compensation and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern;

(v)        none of the Sonic Parties or any of their respective subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, in each case, that would be expected to result in ongoing obligations or costs relating to compliance with or liability under any Environmental Law; and

(vi)       none of the Sonic Parties or any of their respective subsidiaries has assumed or retained, by contract or conduct, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Materials of Environmental Concern.

(qq)       Each of the Sonic Parties and each of their respective subsidiaries has filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions (except in any case in which the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect), and have paid or caused to be paid all taxes due pursuant to said returns, (i) except for such taxes as are being contested in good faith and by appropriate proceedings, (ii) except for which adequate reserves have been set aside in accordance with GAAP or (iii) as would not, individually or in the aggregate, have a Material Adverse Effect. No tax deficiency has been determined adversely to the Sonic Parties or any of their respective subsidiaries, nor does any Sonic Party have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the Sonic Parties or any of their respective subsidiaries, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(rr)        Except as would not reasonably be expected to have a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”) and whether or not subject to ERISA) for which any of the Sonic Parties would have any material liability, contingent or otherwise (each a “Plan”), presently complies and has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. No Plan is or was subject to Title IV of ERISA and none of the Sonic Parties has any material liability with regards to any

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post-retirement welfare benefit under a Plan other than as required by Part 6 of Subtitle B of Title I of ERISA or similar required continuation of coverage law.

(ss)        The Guarantor is not currently prohibited, directly or indirectly, from paying any dividends to the Co-Issuers, from making any other distribution on the Guarantor’s limited liability company interests from repaying to the Co-Issuers any loans or advances to the Guarantor from the Co-Issuers or from transferring any of the Guarantor’s property or assets to the Co-Issuers.

(tt)         None of the Sonic Parties nor any of their respective subsidiaries is, and after giving effect to the offer and sale of the Offered Notes and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Final Offering Memorandum will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of Section 3(a)(1) of the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder. None of the Co-Issuers constitutes a “covered fund” for purposes of the Volcker Rule promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Offered Notes are not “asset-backed securities” within the meaning of Section 3(a)(79) of the Securities Exchange Act of 1934, as amended, and as a result Regulation RR, 17 C. F. R § 246.1 et seq. (the Risk Retention Rules) do not apply to the issuance and sale of the Offered Notes.

(uu)       The statistical and market-related data included or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum and/or used or presented in the Schedule III Documents and the consolidated financial statements of Sonic, the Master Issuer and each of their respective subsidiaries included in the Pricing Disclosure Package and the Final Offering Memorandum are based on or derived from sources that the Sonic Parties believe to be reliable in all material respects.

(vv)       Immediately after giving effect to the consummation of the transactions contemplated by this Agreement, each of the Sonic Parties will be Solvent. As used in this Agreement, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of such relevant entity are not less than the total amount required to pay the liabilities of such relevant entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the relevant entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the completion of the transactions contemplated by the Related Documents, the relevant entity is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature, (iv) the relevant entity is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such entity is engaged, and (v) the relevant entity is not a defendant in any civil action that would result in a judgment that such entity is or would become unable to satisfy. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and

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circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(ww)     There are no contracts, agreements or understandings between or among any Sonic Party and any person granting such person the right to require any of the Sonic Parties to file a registration statement under the 1933 Act with respect to any securities of the Sonic Parties owned or to be owned by such person or to include any such securities with any securities being registered pursuant to any other registration statement filed by any Sonic Party under the 1933 Act.

(xx)       None of the Sonic Parties nor any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Notes.

(yy)       None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Offered Notes), will violate or result in a violation of Section 7 of the 1934 Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(zz)        None of the Sonic Parties nor any of their respective affiliates have taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of any Co-Issuer or Guarantor in connection with the offering of the Offered Notes.

(aaa)      The Sonic Parties and their respective affiliates have not taken any action or omitted to take any action that may result in the loss by any Initial Purchaser of the ability to rely on any stabilization safe harbor provided by applicable law and regulation.

(bbb)     None of the Sonic Parties nor any of their respective subsidiaries is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would reasonably be expected to have a Material Adverse Effect.

(ccc)      None of the Sonic Parties nor any of their respective subsidiaries, nor to the knowledge of the relevant entity, any director, officer, manager, member, agent, employee, affiliate or other person acting on behalf of such relevant entity, has (i) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic governmental official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee; (iii) violated or is in violation of any provision of the FCPA, the Bribery Act of 2010 of the United Kingdom or any applicable non-U.S. anti-bribery statute or regulation; (iv) made any bribe, rebate, payoff, influence

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payment, kickback or other unlawful payment; or (v) received notice of any investigation, proceeding or inquiry by any governmental agency, authority or body regarding any of the matters in clauses (i)-(iv) above; and the Sonic Parties and their respective subsidiaries and, to the knowledge of such relevant entity and the relevant entity’s affiliates, have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ddd)     The operations of the Sonic Parties and each of their respective subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Sonic Party or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of such relevant entity, threatened.

(eee)      None of the Sonic Parties nor any of their respective subsidiaries nor, to the knowledge of such relevant entity, any director, officer, agent, employee, affiliate or other person acting on behalf of such relevant entity is currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is such relevant entity located, organized or resident in a country or territory that is the subject of Sanctions; and the Sonic Parties and their respective subsidiaries will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject or target of any Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of Sanctions.

(fff)        There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Co-Issuers and the Guarantor of the Offered Notes.

(ggg)      None of the Sonic Parties nor any of their respective affiliates or representatives, have participated in a plan or scheme to evade the registration requirements of the 1933 Act through the sale of the Offered Notes pursuant to Regulation S.

(hhh)      The Investor Model Runs present fairly in all material respects the applicable model or scenario run and, to the extent not specified by investors, give effect to assumptions made on a reasonable basis and in good faith.

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(iii)         No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Pricing Disclosure Package or the Final Offering Memorandum has been made without a reasonable basis or has been disclosed other than in good faith.

(jjj)        (i) The Manager has provided a 17g-5 Representation (as defined below) to S&P (as defined below); (ii) an executed copy of the 17g-5 Representation delivered to S&P has been delivered to the Initial Purchaser; and (iii) each of the Sonic Parties has complied in all material respects with each 17g-5 Representation. For purposes of this Agreement, “17g-5 Representation” means a written representation provided to S&P, which satisfies the requirements of Rule 17g-5(a)(3)(iii) of under the 1934 Act.

(kkk)     Each Schedule III Document delivered to any investor, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Schedule III Document in reliance upon and in conformity with the Initial Purchaser Information.

(lll)         The Sonic Parties and their respective affiliates have not taken any action or omitted to take any action which may result in the loss by the Initial Purchaser of the ability to rely on any stabilisation safe harbour provided by (i) Article 5 of the Market Abuse Regulation (596/2014) or (ii) the UK Financial Conduct Authority (“FCA”) under s.137Q of the Financial Services and Markets Act 2000 (“FSMA”).

Any certificate signed by any officer of any Sonic Party and delivered to the Initial Purchaser or counsel for the Initial Purchaser or any Sonic Party in connection with the offering of the Offered Notes shall be deemed a representation and warranty by such Sonic Party, as to matters covered thereby, to the Initial Purchaser, and not a representation or warranty by the individual (other than in his or her official capacity).

3.          Purchase of the Offered Notes by the Initial Purchaser; Agreements to Sell, Purchase and Resell.

(a)         On the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the Co-Issuers, jointly and severally, agree to sell to the Initial Purchaser and the Initial Purchaser agrees to purchase from the Co-Issuers, at a purchase price as agreed, in writing, among the Co-Issuers and the Initial Purchaser, $170,000,000 of Offered Notes.

(b)         The Initial Purchaser hereby represents and warrants to the Co-Issuers that it will offer the Offered Notes for sale upon the terms and conditions set forth in this Agreement, the Pricing Disclosure Package and the Final Offering Memorandum. The Initial Purchaser hereby represents and warrants to, and agrees with, the Co-Issuers, on the basis of the representations, warranties and agreements of the Co-Issuers, the Parent Companies, the Manager and the Guarantor, that it: (i) is a sophisticated investor with such knowledge and

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experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Offered Notes; (ii) is purchasing the Offered Notes pursuant to a private sale exempt from registration under the 1933 Act; (iii) in connection with the Exempt Resales, will solicit offers to buy the Offered Notes only from, and will offer to sell the Offered Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Pricing Disclosure Package and the Final Offering Memorandum; and (iv) will not offer or sell the Offered Notes, nor has it offered or sold the Offered Notes by, or otherwise engaged in, any General Solicitation and will not engage in any directed selling efforts within the meaning of Rule 902 under the 1933 Act, in connection with the offering of the Offered Notes. The Initial Purchaser has advised the Co-Issuers that they will offer the Offered Notes to Eligible Purchasers at an initial price as set forth in Schedule II hereof. Such price may be changed by the Initial Purchaser at any time without notice.

(c)        The Initial Purchaser represents and warrants to the Sonic Parties that:

(i)         It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom, and it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Offered Notes, in circumstances in which Section 21(1) of the FSMA does not apply to the Co-Issuers; and

(ii)        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”) an offer of Offered Notes to the public has not been made and will not be made in that relevant member state other than:

(A)	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(B)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Master Issuer for any such Offer; or

(C)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Offered Notes shall require the Co-Issuers or the Initial Purchaser to publish a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this Section 3(c), the expression an “offer of Notes to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Notes to be offered so as to enable an investor to decide to purchase or subscribe to the Offered Notes, as the same may be varied in that relevant member state by any measure implementing the Prospectus Directive in that relevant member state and the expression

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“Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including by Directive 2010/73/EU) and includes any relevant implementing measure in each relevant member state.

(d)         Initial Purchaser has not and, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Offered Notes, will not, use, authorize use of, refer to or distribute any material in connection with the offering and sale of the Offered Notes other than (i) the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Final Offering Memorandum and the Schedule III Documents, (ii) any written communication that contains either (x) no “issuer information” (as defined in Rule 433(h)(2) under the 1933 Act) or (y) “issuer information” that was included (including through incorporation by reference) in the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Final Offering Memorandum or the Schedule III Documents or (iii) any written communication prepared by such Initial Purchaser and approved by the Master Issuer (or the Manager on its behalf) in writing.

(e)         The Initial Purchaser hereby acknowledges that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act, the Offered Notes (and all securities issued in exchange therefore or in substitution thereof) shall bear legends substantially in the forms as set forth in the “Transfer Restrictions” section of the Pricing Disclosure Package and Offering Memorandum (along with such other legends as the Co-Issuers and their counsel deem necessary).

The Initial Purchaser understands that the Co-Issuers and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Sections 7(d) and 7(j) hereof, counsel to the Co-Issuers, and counsel to the Initial Purchaser, will assume the accuracy and truth of the foregoing representations, warranties and agreements, and the Initial Purchaser hereby consents to such reliance.

4.          Delivery of the Offered Notes and Payment Therefor. Delivery to the Initial Purchaser of and payment for the Offered Notes shall be made at the office of Skadden, Arps, Slate, Meagher & Flom LLP, at 10:00 A.M., New York City time, on February 1, 2018 (the “Closing Date”). The place of closing for the Offered Notes and the Closing Date may be varied by agreement between the Initial Purchaser and the Co-Issuers.

The Offered Notes will be delivered to the Initial Purchaser, or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Initial Purchaser of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Offered Notes to the account of the Initial Purchaser at DTC. The Offered Notes will be evidenced by one or more global securities with respect to each series in definitive form and will be registered in the name of Cede & Co. as nominee of DTC. The Offered Notes to be delivered to the Initial Purchaser shall be made available to the Initial Purchaser in New York City for inspection and packaging not later than 10:00 A.M., New York City time, on the Business Day next preceding the Closing Date.

5.          Agreements of the Sonic Parties. The Sonic Parties, jointly and severally, agree with the Initial Purchaser as follows:

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(a)         The Sonic Parties will furnish to the Initial Purchaser, without charge, within one Business Day of the date of the Final Offering Memorandum, such number of copies of the Final Offering Memorandum as may then be amended or supplemented as the Initial Purchaser may reasonably request, provided that such obligation may be satisfied by delivery of the Final Offering Memorandum and any such amendments and supplements by electronic means, including by e-mail delivery of a PDF file.

(b)         The Sonic Parties shall provide to the Initial Purchaser, without charge, during the period from the date of this Agreement until the earlier of (i) 180 days from the date of this Agreement and (ii) such date as of which all of the Offered Notes shall have been sold by the Initial Purchaser (such period, the “Offering Period”), as many copies of the Final Offering Memorandum and any supplements and amendments thereto, as the Initial Purchaser may reasonably request, provided that such obligation may be satisfied by delivery of the Final Offering Memorandum and any such amendments and supplements by electronic means, including by e-mail delivery of a PDF file.

(c)         The Sonic Parties will prepare the Final Offering Memorandum in a form approved by the Initial Purchaser and will not make any amendment or supplement to the Pricing Disclosure Package or to the Final Offering Memorandum of which the Initial Purchaser shall not previously have been advised or to which they shall reasonably object after being so advised.

(d)         The Sonic Parties will (i) advise the Initial Purchaser promptly of (x) any Commission order preventing or suspending the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Final Offering Memorandum or any of the Schedule III Documents or (y) any suspension of the qualification of the Offered Notes or the Guarantee for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose, and (ii) use commercially reasonable efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Final Offering Memorandum or any of the Schedule III Documents or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time.

(e)         Each of the Sonic Parties consents to the use of the Pricing Disclosure Package, the Final Offering Memorandum and the Schedule III Documents in accordance with the securities or Blue Sky laws of the jurisdictions in which the Offered Notes are offered by the Initial Purchaser and by all dealers to whom Offered Notes may be sold, in connection with the offering and sale of the Offered Notes.

(f)          If, at any time prior to the end of the Offering Period, any event occurs or information becomes known that, in the judgment of any Sonic Party or in the opinion of counsel for the Initial Purchaser, should be set forth in the Pricing Disclosure Package or the Final Offering Memorandum so that the Pricing Disclosure Package or the Final Offering Memorandum, as then amended or supplemented, does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Pricing Disclosure Package or the Final Offering Memorandum in order to comply with any law, the Sonic Parties will promptly prepare an appropriate supplement

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or amendment thereto, and will expeditiously furnish to the Initial Purchaser a reasonable number of copies thereof.

(g)         Promptly from time to time, the Sonic Parties shall take such action as the Initial Purchaser may reasonably request to qualify the Offered Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may request, to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offered Notes and to arrange for the determination of the eligibility for investment of the Offered Notes under the laws of such jurisdictions as the Initial Purchaser may reasonably request; provided that in connection therewith, none of the Sonic Parties shall be required to (i) qualify as a foreign corporation, limited liability company or unlimited company in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(h)         For a period commencing on the date hereof and ending on the 180th day after the date of the Final Offering Memorandum, the Sonic Parties agree not to, directly or indirectly, (i) offer for sale, sell, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any debt securities of any Securitization Entity substantially similar to the Offered Notes (“Similar Debt Securities”) or securities convertible into or exchangeable for Similar Debt Securities, sell or grant options, rights or warrants with respect to Similar Debt Securities or securities convertible into or exchangeable for Similar Debt Securities, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Similar Debt Securities whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Similar Debt Securities or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of Similar Debt Securities or securities convertible, exercisable or exchangeable into Similar Debt Securities or (iv) publicly announce an offering of any Similar Debt Securities or securities convertible or exchangeable into Similar Debt Securities, in each case without the prior written consent of the Initial Purchaser.

(i)          So long as any of the Offered Notes are outstanding, the Sonic Parties will furnish at their expense to the Initial Purchaser, and, upon request, to holders of the Offered Notes that agree to certain confidentiality obligations and prospective purchasers of the Offered Notes, the information required by Rule 144A(d)(4) under the 1933 Act (if any).

(j)          The Co-Issuers will apply the net proceeds from the sale of the Offered Notes to be sold by the Co-Issuers hereunder substantially in accordance with the description set forth in the Pricing Disclosure Package and the Final Offering Memorandum under the caption “Use of Proceeds.”

(k)         The Sonic Parties and their respective affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably could be expected to cause or result in the stabilization or manipulation of the price of any security of Sonic Parties in connection with the offering of the Offered Notes.

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(l)          Each Sonic Party will not, and will not permit any of its respective affiliates (as defined in Rule 144) to, resell any of the Offered Notes that have been acquired by any of them, except for Offered Notes purchased by any of the Sonic Parties or any of their respective affiliates and resold in a transaction registered under the 1933 Act or in accordance with Rule 144 or other applicable exemption under the 1933 Act.

(m)        The Sonic Parties will use their commercially reasonable efforts to permit the Offered Notes to be eligible for clearance and settlement in the United States through DTC and in Europe through Euroclear Bank, S.A./N.V., or Clearstream Banking, société anonyme.

(n)         The Sonic Parties will not, and will cause their respective affiliates and representatives not to, engage in any “directed selling efforts” within the meaning of Rule 902 under the 1933 Act.

(o)         The Sonic Parties will, and will cause their respective affiliates and representatives to, comply with and implement the “offering restrictions” required by Rule 902 under the 1933 Act.

(p)         The Sonic Parties agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the 1933 Act) that would be integrated with the sale of the Offered Notes in a manner that would require the registration under the 1933 Act of the sale to the Initial Purchaser or the Eligible Purchasers of the Offered Notes. The Sonic Parties will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the 1933 Act), of any Offered Notes or any substantially similar security issued by any Sonic Party, within six (6) months subsequent to the date on which the distribution of the Offered Notes has been completed (as notified to the Co-Issuers by the Initial Purchaser) is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Offered Notes in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the 1933 Act, including any sales pursuant to Rule 144A under, or Regulations D or S of, the 1933 Act.

(q)         The Co-Issuers and the Guarantor agree to comply with all agreements set forth in the representation letters of the Co-Issuers and the Guarantor to DTC relating to the approval of the Offered Notes by DTC for “book entry” transfer.

(r)          The Sonic Parties will do and perform all things required or necessary to be done and performed under this Agreement by them prior to the Closing Date in order to satisfy all conditions precedent to the Initial Purchaser’s obligations hereunder to purchase the Offered Notes.

(s)          During the Offering Period, the Sonic Parties will not solicit any offer to buy from or offer to sell to any person any Offered Notes except through the Initial Purchaser. To the extent that the Offering Period continues beyond the Closing Date, the Initial Purchaser will provide the Co-Issuers and the Manager written notice of the conclusion of the Offering Period.

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(t)          The Sonic Parties (i) shall complete on or prior to the Closing Date all filings and other similar actions required in connection with the creation and perfection of security interests in the Collateral as and to the extent required by the Indenture, the Offered Notes, the Guarantee and the other Related Documents and (ii) after the Closing Date, shall complete all filings and other similar actions that need not be completed on the Closing Date but which may be required in connection with the creation and perfection or maintenance of security interests in the Collateral as and to the extent required by the Indenture, the Offered Notes, the Guarantee and the other Related Documents.

(u)         The Sonic Parties, any of their respective affiliates or representatives or any person acting on their behalf (other than the Initial Purchaser, its affiliates and representatives, as to whom the Sonic Parties make no covenant) will not engage in any General Solicitation in connection with the offer and sale of the Offered Notes.

(v)         The Sonic Parties will take such steps as shall be necessary to ensure that no such Sonic Party becomes required to register as an “investment company” within the meaning of such term under the 1940 Act.

(w)        No Sonic Party will take any action which would result in the loss by any Initial Purchaser of the ability to rely on any stabilization safe harbor provided by applicable law. Each Sonic Party hereby authorizes the Initial Purchaser to make such public disclosure of information relating to stabilization as is required by applicable law, regulation and guidance.

(x)         To the extent that the ratings to be provided with respect to the Offered Notes as set forth in the Pricing Disclosure Package by S&P Global Ratings or any successor thereto (“S&P”) are conditional upon the furnishing of documents or the taking of any other actions by Sonic Parties or any of their respective affiliates, the Sonic Parties and any of their respective affiliates agree to furnish such documents and take any such other action that is reasonably requested by the S&P.

(y)         The Manager shall comply, and shall cause the Co-Issuers to comply, in all material respects with Rule 17g-5 under the 1934 Act and the 17g-5 Representation.

6.          Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Sonic Parties, jointly and severally, agree, to pay all reasonable documented out-of-pocket expenses, costs, fees and taxes incident to and in connection with: (a) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Final Offering Memorandum and the Schedule III Documents (including, without limitation, financial statements and exhibits and one or more versions of the Preliminary Offering Memorandum and the Final Offering Memorandum, if requested, for distribution in Canada, including in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Initial Purchaser)) and all amendments and supplements thereto (including the fees, disbursements and expenses of the Sonic Parties’ accountants, other experts and counsel); (b) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, the Offered Notes, the Guarantee and the other Related Documents, all Blue Sky memoranda and all other agreements, memoranda, correspondence and

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other documents printed and delivered in connection therewith and with the Exempt Resales; (c) the issuance and delivery by the Co-Issuers of the Offered Notes and by the Guarantor of the Guarantee and any taxes payable in connection therewith; (d) the qualification of the Offered Notes for offer and sale under the securities or Blue Sky laws of the several states and any foreign jurisdictions as the Initial Purchaser may designate (including, without limitation, the reasonable fees and disbursements of the Initial Purchaser’s counsel relating to such registration or qualification); (e) the furnishing of such copies of the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Final Offering Memorandum and the Schedule III Documents, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales; (f) the preparation of certificates for the Offered Notes (including, without limitation, printing and engraving thereof); (g) the fees and expenses of the accountants and other experts incurred in connection with the delivery of the comfort letters and “agreed upon procedures” letters to the Initial Purchaser pursuant to the terms of this Agreement; (h) the reasonable fees, disbursements and expenses of outside legal counsel to the Initial Purchaser, the fees of outside accountants, the costs of any diligence service, and the fees of any other third party service provider or advisor retained by the Initial Purchaser with the prior approval of the Co-Issuers (not to be unreasonably withheld); (i) the custody of the Offered Notes and the approval of the Offered Notes by DTC for “book-entry” transfer (including fees and expenses of counsel for the Initial Purchaser); (j) the rating of the Offered Notes; (k) the obligations of the Trustee, the Servicer, any agent of the Trustee or the Servicer and the counsel for the Trustee or the Servicer in connection with the Indenture, the Offered Notes, the Guarantee or the other Related Documents; (l) the performance by the Sonic Parties of their other obligations under this Agreement and under the other Related Documents which are not otherwise specifically provided for in this Section 6; (m) all reasonable travel expenses (including expenses related to chartered aircraft) of the Initial Purchaser and Sonic Parties’ officers and employees and any other expenses of each of the Initial Purchaser, the Sonic Parties in connection with attending or hosting meetings with prospective purchasers of the Offered Notes, and expenses associated with any “road show” presentation to potential investors (including any electronic “road show” presentations); (n) compliance with Rule 17g-5 under the 1934 Act; and (o) all sales, use and other taxes (other than income taxes) related to the transactions contemplated by this Agreement, the Indenture, the Offered Notes, the Guarantee or the other Related Documents.

7.         Conditions to Initial Purchaser’s Obligations. The obligations of the Initial Purchaser hereunder are subject (i) to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Sonic Parties contained herein, (ii) to the accuracy of the statements of each Sonic Party and each of their respective officers made in any certificate delivered pursuant hereto, (iii) to the performance by the Sonic Parties and each of their respective obligations hereunder, and (iv) to each of the following additional terms and conditions:

(a)         The Final Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchaser as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchaser may agree.

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(b)         The Initial Purchaser shall not have discovered and disclosed to the Sonic Parties on or prior to the Closing Date that the Pricing Disclosure Package or the Final Offering Memorandum or any amendment or supplement to any of the foregoing, contains an untrue statement of a fact which, in the opinion of the Initial Purchaser, is material or omits to state a fact which, in the opinion of the Initial Purchaser, is material and is necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading.

(c)         All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Offered Notes, the Indenture, the other Related Documents, the Pricing Disclosure Package and the Final Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchaser, and the Sonic Parties shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)         The Initial Purchaser shall have received one or more opinions and a negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Sonic Parties, with respect to the matters set forth on Exhibit 2-A hereto.

(e)         The Initial Purchaser shall have received an opinion of in-house counsel to the Sonic Parties, addressed to the Initial Purchaser and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser and its counsel, which opinion shall include the opinions set forth on Exhibit 2-B.

(f)          The Initial Purchaser shall have received an opinion and negative assurance letter of DLA Piper LLP (US), franchise counsel to the Sonic Parties, addressed to the Initial Purchaser and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser and its counsel, which opinion shall include the relevant opinions set forth on Exhibit 2-C.

(g)         The Initial Purchaser shall have received an opinion from Adams Jones Law Firm P.A., Kansas counsel, addressed to the Initial Purchaser and dated as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser and its counsel, which opinion shall include the relevant opinions set forth on Exhibit 2-C.

(h)         The Initial Purchaser shall have received an opinion from Phillips Murrah P.C., Oklahoma counsel, addressed to the Initial Purchaser and dated as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser and its counsel, which opinions shall include the relevant opinions set forth on Exhibit 2-C.

(i)          The Initial Purchaser shall have received an opinion of Dentons US LLP, counsel to the Trustee, addressed to the Initial Purchaser and dated as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser and its counsel, which opinion shall include the relevant opinions set forth on Exhibit 2-D.

(j)          The Initial Purchaser shall have received an opinion and negative assurance letter of Andrascik & Tita LLC, counsel to the Servicer, and an opinion of in-house

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counsel to the Servicer, each addressed to the Initial Purchaser and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser and its counsel, which opinions shall include the relevant opinions set forth on Exhibit 2-D.

(k)         The Initial Purchaser shall have received a bring down letter to the opinion of in-house counsel to the Back-Up Manager delivered in connection with the issuance and sale of the Series 2018-1 Notes, addressed to the Initial Purchaser and dated as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser and its counsel, which bring-down letter to the opinion shall include the relevant opinions set forth on Exhibit 2-D.

(l)          The Initial Purchaser shall have received from White & Case LLP, counsel for the Initial Purchaser, such opinions and negative assurance letter, dated as of the Closing Date, with respect to the issuance and sale of the Offered Notes, the Preliminary Offering Memorandum, the Final Offering Memorandum and other related matters as the Initial Purchaser may reasonably require, and the Sonic Parties shall have furnished to such counsel such documents and information as such counsel reasonably requests for the purpose of enabling them to pass upon such matters.

(m)        In addition to the other opinions and letters provided for in this Section 7, the Initial Purchaser shall have been provided with any other opinions that have been addressed to S&P in connection with the transactions contemplated herein, and such opinions will be addressed to the Initial Purchaser.

(n)         At the time of execution of this Agreement, the Initial Purchaser shall have received from KPMG, a “comfort letter”, in form and substance reasonably satisfactory to the Initial Purchaser, addressed to the Initial Purchaser and dated the date hereof (i) confirming that they are independent public accountants with respect to Sonic and its subsidiaries within the meaning of the 1933 Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and are in compliance with the applicable requirements relating to the qualification of accountants under Rule-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three (3) days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(o)         With respect to the “comfort letter” of KPMG referred to in the preceding paragraph and delivered to the Initial Purchaser concurrently with the execution of this Agreement (the “KPMG initial letter”), KPMG shall have furnished to the Initial Purchaser a “bring-down letter” of such accountants, addressed to the Initial Purchaser and dated the Closing Date (i) confirming that they are independent public accountants with respect to Sonic and its subsidiaries within the meaning of the 1933 Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified

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financial information is given in each of the Pricing Disclosure Package or the Final Offering Memorandum, as of a date not more than three (3) days prior to the date of the Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the KPMG initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the KPMG initial letter.

(p)         At the time of execution of this Agreement, the Initial Purchaser shall have received from FTI Consulting, Inc. a letter (the “Initial AUP Letter”), in form and substance reasonably satisfactory to the Initial Purchaser, addressed to the Initial Purchaser and dated the date hereof, concerning certain agreed-upon procedures performed in respect of the information presented in the Pricing Disclosure Package, the Final Offering Memorandum and the Investor Model Runs set forth in Schedule III.

(q)         With respect to the Initial AUP Letter referred to in the preceding paragraph and delivered to the Initial Purchaser concurrently with the execution of this Agreement, FTI Consulting, Inc. shall have furnished to the Initial Purchaser a “bring-down letter”, addressed to the Initial Purchaser and dated the Closing Date stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Pricing Disclosure Package or the Final Offering Memorandum, as of a date not more than three (3) days prior to the Closing Date), (i) the conclusions and findings of such firm with respect to the matters covered by the Initial AUP Letter, and (ii) confirming in all material respects the conclusions and findings set forth in the Initial AUP Letter.

(r)          (i) None of the Sonic Parties shall have sustained, since August 31, 2017, any material loss or interference with its business or properties from fire, explosion, flood, earthquake, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any legal, court or governmental action, order or decree, other than as set forth in the Pricing Disclosure Package and the Final Offering Memorandum (exclusive of any supplement thereto); and (ii) subsequent to the dates as of which information is given in the Pricing Disclosure Package and the Final Offering Memorandum (exclusive of any supplement thereto), there shall not have been any change in the capital stock or limited liability company interests, as applicable, or long-term or short-term debt of any of the Sonic Parties or any of their respective subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, condition (financial or otherwise), results of operations, limited liability company interests, stockholders’ equity or limited liability company interest, as applicable, properties, management, business or prospects of the Sonic Parties or any of their respective subsidiaries, individually or taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Notes on the terms and in the manner contemplated in the Pricing Disclosure Package and the Final Offering Memorandum.

(s)         Each of the Sonic Parties shall have furnished or caused to be furnished to the Initial Purchaser dated as of the Closing Date a certificate of the Chief Financial Officer of each of the Sonic Parties, or other officers reasonably satisfactory to the Initial Purchaser, as to

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such matters as the Initial Purchaser may reasonably request, including, without limitation a statement:

(i)         that the representations and warranties of the Sonic Parties in Section 2 and in any other Related Document to which each Sonic Party, as applicable, is a party are true and correct on and as of the Closing Date, and (x) the Sonic Parties have complied in all material respects with all its agreements contained herein and in any other Related Document to which it is a party and satisfied all the conditions on its part to be performed or satisfied hereunder or any other Related Document to which it is a party at or prior to the Closing Date and (y) the Guarantor acknowledges that the Offered Notes are covered by the obligations of the Guarantee and Collateral Agreement;

(ii)        that subsequent to the date as of which information is given in the Pricing Disclosure Package, there has not been any development in the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties, general affairs, capitalization, management, businesses or prospects of any of the Sonic Parties, as applicable, except as set forth or contemplated in the Pricing Disclosure Package or the Final Offering Memorandum or as described in such certificate that could reasonably be expected to result in a Material Adverse Effect

(iii)       that they have carefully examined the Pricing Disclosure Package and the Final Offering Memorandum, and, in their opinion, (A) the Pricing Disclosure Package, as of the Applicable Time, and the Final Offering Memorandum, as of its date and as of the Closing Date, did not and do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (B) since the date of the Pricing Disclosure Package and the Final Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Pricing Disclosure Package and the Final Offering Memorandum;

(iv)       that (i) none of the Sonic Parties shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum, any material loss or interference with their business or properties from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, other than as set forth in the Pricing Disclosure Package and the Final Offering Memorandum (exclusive of any supplement thereto); (ii) subsequent to the dates as of which information is given in Pricing Disclosure Package and the Final Offering Memorandum (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term or short-term debt of any Sonic Party or any change or any development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, general affairs, management, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Sonic Parties and their respective subsidiaries, individually or taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to

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proceed with the offering, sale or delivery of the Offered Notes on the terms and in the manner contemplated in the Pricing Disclosure Package and the Final Offering Memorandum, (iii) no downgrading has occurred in the rating accorded Sonic’s, the Manager’s, the Guarantor’s or any Co-Issuer’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the 1934 Act, or (iv) any such organization has publicly announced that it has under surveillance or review, with possible negative implications, its rating of any Sonic Party debt securities;

(v)        each of the Mortgages identified in a data file delivered to the Initial Purchaser has been prepared and executed and delivered to the Trustee; and

(vi)       the financial information relating to the fiscal year ended 2013 set forth in the final offering memorandum dated April 12, 2016 setting forth information regarding the Sonic Parties and the Series 2016-1 Notes is true and correct as of the date hereof and will be true and correct as of the Closing Date, and no changes to such financial information are necessary to be made as of the date hereof.

(t)          Subsequent to the Applicable Time there shall not have occurred any of the following: (i) downgrading of the rating accorded Sonic or the Manager’s debt securities by any “nationally recognized statistical rating organization,” as the term is defined in Section 3(a)(62) of the 1934 Act or (ii) any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of Sonic or the Manager. The Initial Purchaser shall have received a letter from S&P stating that the Offered Notes have received a rating of not less than “BBB”.

(u)         The Offered Notes shall be eligible for clearance and settlement in the United States through DTC and in Europe through Euroclear Bank, S.A./N.V., or Clearstream Banking, société anonyme.

(v)         The Series 2018-1 Supplement and the Springing Amendments (as defined in Section 9 of this Agreement) shall each have been duly executed and delivered by the Co-Issuers and the Trustee, in a form satisfactory to the Initial Purchaser, and the Offered Notes shall have been duly executed and delivered by the Co-Issuers and duly authenticated by the Trustee. Each of the Series 2018-1 Supplement and the Offered Notes shall have been consummated in accordance with the terms set forth in the Pricing Disclosure Package, the Preliminary Offering Memorandum and the Final Offering Memorandum.

(w)        The Initial Purchaser shall have received true and executed copies of each of the documents specified in clauses (s), (v) and (z).

(x)         Subsequent to the Applicable Time there shall not have occurred any of the following: (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Initial Purchaser will in the immediate future materially disrupt, the market for the securities of any Sonic Party or securities in general; or (ii) trading on the NYSE or NASDAQ shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices

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for securities shall have been required on the NYSE or NASDAQ or by order of the Commission or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (iv) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Offered Notes, on the terms and in the manner contemplated by the Final Offering Memorandum or that, in the judgment of the Initial Purchaser, could materially and adversely affect the financial markets or the markets for the Offered Notes and other debt securities.

(y)         There shall exist at and as of the Closing Date no condition that would constitute an “Event of Default” (or an event that with notice or the lapse of time, or both, would constitute an “Event of Default”) under, and as defined in, the Indenture or a material breach under any of the other Related Documents as in effect at the Closing Date (or an event that with notice or lapse of time, or both, would constitute such a default or material breach). On the Closing Date, each of the Related Documents shall be in full force and effect, shall conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Final Offering Memorandum and shall not have been modified.

(z)         Each Parent Company, the Manager, the Guarantor and each Co-Issuer shall have furnished to the Initial Purchaser a certificate, in form and substance reasonably satisfactory to the Initial Purchaser, dated as of the Closing Date, of the Chief Financial Officer (or, if such entity has no Chief Financial Officer, of another Authorized Officer) of such entity that such entity will be Solvent immediately after the consummation of the transactions contemplated by this Agreement.

(aa)       None of (i) the issuance and sale of the Offered Notes pursuant to this Agreement, (ii) the transactions contemplated by the Related Documents or (iii) the use of the Pricing Disclosure Package, the Schedule III Documents or the Final Offering Memorandum shall be subject to an injunction (temporary or permanent) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or (to the knowledge of Sonic Parties) overtly threatened against the Sonic Parties or the Initial Purchaser that would reasonably be expected to adversely impact the issuance of the Offered Notes or the Initial Purchaser’s activities in connection therewith or any other transactions contemplated by the Related Documents or the Pricing Disclosure Package.

(bb)       The Initial Purchaser shall have received evidence satisfactory to the Initial Purchaser and its counsel that all UCC-1 financing statements and assignments and other instruments required to be filed on or prior to the Initial Closing Date or the Closing Date pursuant to the Related Documents have been filed.

(cc)       The Initial Purchaser shall have received evidence satisfactory to the Initial Purchaser and its counsel that all conditions precedent to the issuance of the Offered Notes

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that are contained in the Indenture have been satisfied, including confirmation that the Rating Agency Condition with respect to the Offered Notes has been satisfied.

(dd)          The representations and warranties of each of the Sonic Parties (to the extent a party thereto) contained in the Related Documents to which each of the Sonic Parties is a party will be true and correct as of the Closing Date (i) if qualified as to materiality, in all respects and (ii) if not so qualified, in all material respects as of the Closing Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct (x) if qualified as to materiality in all respects and (y) if not so qualified, in all material respects, as of such earlier date).

(ee)          On or prior to the Closing Date, the Parent Companies, the Manager, the Guarantor and the Co-Issuers shall have furnished to the Initial Purchaser such further certificates and documents as the Initial Purchaser may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchaser.

8.         Indemnification and Contribution.

(a)          Each of the Sonic Parties shall, jointly and severally, indemnify and hold harmless the Initial Purchaser, its affiliates, directors, officers, employees and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each, an “Initial Purchaser Indemnified Party”), against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable third party out-of-pocket attorneys’ fees and any and all reasonable out-of-pocket expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum or in any amendment or supplement thereto, (B) in any Blue Sky application or other document prepared or executed by any of the Sonic Parties (or based upon any written information furnished by any of the Sonic Parties) specifically for the purpose of qualifying any or all of the Offered Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (C) in any materials or information provided to investors by, or with the approval of any of the Sonic Parties in connection with the marketing of the offering of the Offered Notes, including any road show or investor presentations made to investors by any of the Sonic Parties (whether in person or electronically) and the documents and information listed on Schedule III hereto (all of the foregoing materials described in this clause (C), the “Marketing Materials”), (ii) the omission or alleged omission to state in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, any material fact necessary in order to

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make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the Offered Notes or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action or expense arising out of or based upon matters covered by clause (i) or (ii) above, or (iv) the violation of any securities laws (including without limitation the anti-fraud provision thereof) of any foreign jurisdiction in which the Offered Notes are offered; provided, however, that the Sonic Parties will not be liable in any such case to the extent but only to the extent that it is determined in a final and unappealable judgment by a court of competent jurisdiction that any such loss, liability, claim, damage or expense arises directly and primarily out of or is based directly and primarily upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Initial Purchaser Information. The parties agree that such information provided by or on behalf of any Initial Purchaser through the Initial Purchaser consists solely of the Initial Purchaser Information.

Each of the Sonic Parties hereby agrees, jointly and severally, to indemnify and hold harmless each Initial Purchaser Indemnified Party, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable out-of-pocket attorneys’ fees and any and all reasonable out-of-pocket expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any website maintained in compliance with Rule 17g-5 under the 1934 Act by or on behalf of any Sonic Party in connection with the marketing of the offering of the Offered Notes.

Except as otherwise provided in Section 8(c), each of the Sonic Parties agrees that it shall, jointly and severally, reimburse each Indemnified Party promptly upon demand for any reasonable out-of-pocket legal or other reasonable out-of-pocket expenses reasonably incurred by that Initial Purchaser Indemnified Party in connection with investigating or defending or preparing to defend against any losses, liabilities, claims, damages or expenses for which indemnity is being provided pursuant to this Section 8(a) as such expenses are incurred.

The foregoing indemnity agreement will be in addition to any liability which the Sonic Parties may otherwise have, including but not limited to other liability under this Agreement.

(b)          The Initial Purchaser shall indemnify and hold harmless each Sonic Party, each of the officers, directors and employees of each Sonic Party, and each other person, if any, who controls such Sonic Party within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each a “Sonic Indemnified Party”), against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject

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under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum or in any amendment or supplement thereto, (B) in any Blue Sky Application or (C) in any Marketing Materials, or (ii) the omission or alleged omission to state in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum, or in any amendment or supplement thereto, in any Blue Sky Application or in any Marketing Materials any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to any of the Sonic Parties by or on behalf of any Initial Purchaser through the Initial Purchaser expressly for use in the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Final Offering Memorandum, amendment or supplement thereto, Blue Sky Application or Marketing Materials (as the case may be), which information is limited to the Initial Purchaser Information, provided, however, that in no case shall any Initial Purchaser be liable or responsible for any amount in excess of the discount applicable to the Offered Notes to be purchased by such Initial Purchaser under this Agreement.

The foregoing indemnity agreement will be in addition to any liability which the Initial Purchaser may otherwise have, including but not limited to other liability under this Agreement.

(c)          Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 8 to the extent that it is not materially prejudiced due to the forfeiture of substantive rights or defenses as a result thereof or otherwise has notice of any such action, and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the reasonable out-of-pocket fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to

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such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) such indemnified party or parties shall have reasonably concluded, based on advice of counsel, that there may be legal defenses available to it or them which are different from or additional to those available to the indemnifying parties, or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both sets of parties by the same counsel would present a conflict due to actual or potential differing interests between them, in any of which events (i) through (iv) such fees and expenses shall be borne by the indemnifying parties (and the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action, suit or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 8 (whether or not the indemnified party is an actual or potential party thereto), unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party. No indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any such action or claim effected without its consent.

(d)          In order to provide for contribution in circumstances in which the indemnification provided for in Section 8(a) through (c) is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Sonic Parties and the Initial Purchaser shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted), but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Sonic Parties, any contribution received by the Sonic Parties from persons, other than the Initial Purchaser, who may also be liable for contribution, including their directors, officers, employees and persons who control the Sonic Parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as incurred to which the Sonic Parties and one or more of the Initial Purchaser may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Sonic Parties and the Initial Purchaser from the offering and sale of the Offered Notes under this Agreement or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Sonic Parties and the Initial Purchaser in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Sonic Parties and the Initial Purchaser shall be deemed to be in the same proportion as the total proceeds from the offering and sale of the Offered Notes under this Agreement (net of discounts and commissions but before deducting expenses) received by the Sonic Parties or their affiliates under this Agreement, on the one hand, and the discounts or commissions received by the Initial Purchaser under this Agreement, on the other hand, bear to the aggregate offering price to investors of the Offered Notes purchased under this Agreement, as set forth on the cover of the

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Final Offering Memorandum. The relative fault of each of the Sonic Parties (on the one hand) and of the Initial Purchaser (on the other hand) shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sonic Parties or their affiliates or the Initial Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Sonic Parties and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Initial Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8(d), (i) the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by it exceeds the amount of damages that the Initial Purchaser has otherwise paid or become liable to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8(d), (A) each of the Initial Purchaser Indemnified Parties other than the Initial Purchaser shall have the same rights to contribution as the Initial Purchaser, and (B) each director, officer or employee of the Sonic Parties and each person, if any, who controls the Sonic Parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Sonic Parties, subject in each case of (A) and (B) to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8(d) or otherwise. The obligations of the Sonic Parties to contribute pursuant to this Section 8(d) shall be joint and several.

(e)          The Initial Purchaser confirms and the Sonic Parties acknowledge and agree that (i) the statements with respect to the offering of the Offered Notes by the Initial Purchaser set forth in the third to last paragraph (relating to overallotment, stabilization and similar activities) of the section entitled “Plan of Distribution” in the Pricing Disclosure Package and the Final Offering Memorandum and (ii) the names of the Initial Purchaser set forth on the front and back cover page of the Preliminary Offering Memorandum and the Final Offering Memorandum constitute the only information concerning the Initial Purchaser furnished in writing to the Sonic Parties by or on behalf of the Initial Purchaser specifically for inclusion in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum or in any amendment or supplement thereto or in any Blue Sky Application (the “Initial Purchaser Information”).

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9.         Consent. The Initial Purchaser of the Offered Notes by its acceptance of the Offered Notes is deemed to agree, in its capacity as holder of 100% of the Offered Notes, to (i) the Series 2018-1 Supplement, to be dated as of the Closing Date, to the Base Indenture, to be entered into by and among the Co-Issuers and Citibank, N.A., as the Trustee and the securities intermediary thereunder, (ii) the Fifth Supplement, to be dated as of the Closing Date, to the Base Indenture, to be entered into by and among the Co-Issuers and Citibank, N.A., as the Trustee and the securities intermediary thereunder (such amendment, the “Base Indenture Springing Amendment”), (iii) the Amendment No. 1 to be dated as of the Closing Date, to the Management and Consulting Agreement, dated as of May 20, 2011, to be entered into by and among the Co-Issuers, the Guarantor, the Manager and Citibank, N.A., as the Trustee (such amendment the “Management Agreement Springing Amendment” and, together with the Base Indenture Springing Amendment, the “Springing Amendments”), pursuant to which the amendments set forth therein shall become effective upon the payment in full of (i) the Outstanding Principal Amount of the Series 2013-1 Class A-2 Notes (as such term is defined in the Series 2013-1 Supplement, dated as of July 18, 2013, to the Base Indenture, entered into by and among the Co-Issuers and Citibank, N.A., as the Trustee and the securities intermediary thereunder) and (ii) the Outstanding Principal Amount of the Series 2016-1 Class A-2 Notes (as such term is defined in the Series 2016-1 Supplement, dated as of May 17, 2016, to the Base Indenture, entered into by and among the Co-Issuers and Citibank, N.A., as the Trustee and the securities intermediary thereunder), and in their respective capacities as Noteholders hereby direct the Control Party, where such direction from the Noteholders is required, to consent to the Springing Amendments.

10.       Termination. The Initial Purchaser shall have the right to terminate this Agreement at any time prior to the Closing Date, if, at or after the Applicable Time: (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Initial Purchaser will in the immediate future materially disrupt, the market for the Co-Issuers’ securities or securities in general; or (ii) trading on the NYSE or NASDAQ shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE or NASDAQ or by order of the Commission or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (iv) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Offered Notes, on the terms and in the manner contemplated by the Final Offering Memorandum; or (v) the conditions set forth in Sections 7(q), 7(s) or 7(y) have not been satisfied or the Initial Purchaser shall decline to purchase the Offered Notes for any reason permitted under this Agreement. Any notice of termination pursuant to this Section 10 shall be in writing.

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11.       Non-Assignability. None of the Sonic Parties may assign its rights and obligations under this Agreement. The Initial Purchaser may not assign its rights and obligations under this Agreement, except that the Initial Purchaser shall have the right to substitute any one of its affiliates as the purchaser of the Offered Notes that it has agreed to purchase hereunder (“Substituting Initial Purchaser”), by a written notice to the Co-Issuers, which notice shall be signed by both the Substituting Initial Purchaser and such affiliate, shall contain such affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such affiliate of the accuracy with respect to it of the representations set forth in Section 3. Upon receipt of such notice, wherever the word “Initial Purchaser” is used in this Agreement (other than in this Section 11), such word shall be deemed to refer to such affiliate in lieu of the Substituting Initial Purchaser.

12.       Reimbursement of Initial Purchaser’s Expenses. If (a) the Co-Issuers for any reason fail to tender the Offered Notes for delivery to the Initial Purchaser, or (b) the Initial Purchaser declines to purchase the Offered Notes for any reason permitted under this Agreement, the Sonic Parties shall jointly and severally reimburse the Initial Purchaser for all reasonable documented out-of-pocket expenses (including fees and disbursements of counsel for the Initial Purchaser) incurred by the Initial Purchaser in connection with this Agreement and the proposed purchase of the Offered Notes, and upon demand shall pay the full amount thereof to the Initial Purchaser.

13.       Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)          if to Guggenheim Securities, LLC as the Initial Purchaser, shall be delivered or sent by hand delivery, mail, overnight courier or e-mail to Guggenheim Securities, LLC, 330 Madison Avenue, New York, New York 10017, Attention: Structured Products Capital Markets (e-mail: Cory.Wishengrad@guggenheimpartners.com; Marina.Pristupova@guggenheimpartners.com), with a copy to the General Counsel (e-mail: alex.sheers@guggenheim.com) and with a copy to White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020, Attention: David Thatch (e-mail: dthatch@whitecase.com); and

(b)          if to any of the Sonic Parties, shall be delivered or sent by hand delivery, mail, overnight courier, with a copy by e-mail, to Sonic Corp., 300 Johnny Bench Drive, Oklahoma City, Oklahoma, 73104, Attention: Claudia San Pedro (e-mail: claudia.sanpedro@sonicdrivein.com), with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, 10036, Attention: David H. Midvidy, Esq. (e-mail: david.midvidy@skadden.com).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

14.       Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, the Sonic Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of Sonic

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Parties contained in this Agreement shall also be deemed to be for the benefit of the Initial Purchaser Indemnified Parties and, in the case of Section 8(b) only, the Sonic Indemnified Parties. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

15.       Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of any of the Sonic Parties and the Initial Purchaser contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Offered Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

16.       Definition of the Terms “Business Day”, “Affiliate”, and “Subsidiary”. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the 1933 Act.

17.       Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18.       Submission to Jurisdiction and Venue. Each of the parties hereto hereby irrevocably and unconditionally:

(a)          submits for itself and its property in any legal action or proceeding relating to this Agreement or any of the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b)          consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)          agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to any party hereto at its address set forth in Section 13 or at such other address of which such party shall have been notified pursuant thereto; and

(d)          agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 18 any special, exemplary, punitive or consequential damages.

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Each of Sonic Parties and the Initial Purchaser agree that any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection that such party may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

19.       Waiver of Jury Trial. The Co-Issuers, the Parent Companies, the Manager, the Guarantor and the Initial Purchaser hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.       No Fiduciary Duty. The Sonic Parties acknowledge and agree that (a) the purchase and sale of the Offered Notes pursuant to this Agreement, including the determination of the offering price of the Offered Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Sonic Parties, on the one hand, and the Initial Purchaser, on the other hand, (b) in connection with the offering, sale and the delivery of the Offered Notes and the process leading thereto, the Initial Purchaser and its representatives are and have been acting solely as a principal and is not the agent or fiduciary of any Sonic Party, any of its respective subsidiaries or its respective stockholders, creditors, employees or any other party, (c) neither the Initial Purchaser nor any of its representatives has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Sonic Party with respect to the offering, sale and delivery of the Offered Notes or the process leading thereto (irrespective of whether such Initial Purchaser or its representative has advised or is currently advising the Sonic Parties or any of their respective subsidiaries on other matters) and neither the Initial Purchaser nor its representatives has any obligation to the Sonic Parties with respect to the offering of the Offered Notes except the obligations expressly set forth in this Agreement, (d) the Initial Purchaser and its affiliates and representatives may be engaged in a broad range of transactions that involve interests that differ from those of the Sonic Parties, (e) any duties and obligations that the Initial Purchaser may have to the Sonic Parties shall be limited to those duties and obligations specifically stated herein, and (f) the Initial Purchaser has not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Offered Notes and the Sonic Parties have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. The Sonic Parties hereby waive any claims that they each may have against the Initial Purchaser with respect to any breach of fiduciary duty in connection with the Offered Notes.

21.       Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile and other means of electronic transmission, and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

22.       Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

23.       Severability. In case any provision of this Agreement shall be deemed invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

42

If the foregoing correctly sets forth the agreement among the Sonic Parties and the Initial Purchaser, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

SONIC CAPITAL LLC

By:	/s/ Claudia S. San Pedro
Name: Claudia S. San Pedro
Title: Executive Vice President and Chief Financial Officer

SONIC INDUSTRIES LLC

By:	/s/ Claudia S. San Pedro
Name: Claudia S. San Pedro
Title: Executive Vice President and Chief Financial Officer

AMERICA’S DRIVE-IN BRAND PROPERTIES LLC

By:	/s/ Claudia S. San Pedro
Name: Claudia S. San Pedro
Title: Executive Vice President and Chief Financial Officer

AMERICA’S DRIVE-IN RESTAURANTS LLC

By:	/s/ Claudia S. San Pedro
Name: Claudia S. San Pedro
Title: Senior Vice President and Chief Financial Officer

[Signature Page to Purchase Agreement]

SRI REAL ESTATE HOLDING LLC

By:	/s/ Claudia S. San Pedro
Name: Claudia S. San Pedro
Title: Senior Vice President and Chief Financial Officer

SRI REAL ESTATE PROPERTIES LLC

By:	/s/ Claudia S. San Pedro
Name: Claudia S. San Pedro
Title: Senior Vice President and Chief Financial Officer

SONIC FRANCHISING LLC

By:	/s/ Claudia S. San Pedro
Name: Claudia S. San Pedro
Title: Executive Vice President and Chief Financial Officer

SONIC INDUSTRIES SERVICES INC.

By:	/s/ Claudia S. San Pedro
Name: Claudia S. San Pedro
Title: Executive Vice President and Chief Financial Officer

SONIC RESTAURANTS, INC.

By:	/s/ Claudia S. San Pedro
Name: Claudia S. San Pedro
Title: Senior Vice President and Chief Financial Officer

[Signature Page to Purchase Agreement]

SONIC CORP.

By:	/s/ Claudia S. San Pedro
Name: Claudia S. San Pedro
Title: Executive Vice President and Chief Financial Officer

Accepted:

GUGGENHEIM SECURITIES, LLC,

as the Initial Purchaser

By:	/s/ Cory Wishengrad
Name: Cory Wishengrad
Title: Senior Managing Director

[Signature Page to Purchase Agreement]

SCHEDULE I

[RESERVED]

Schedule II

PRICING TERM SHEET

SONIC CAPITAL LLC

SONIC INDUSTRIES LLC

AMERICA’S DRIVE-IN BRAND PROPERTIES LLC

AMERICA’S DRIVE-IN RESTAURANT LLC

SRI REAL ESTATE HOLDINGS LLC

SRI REAL ESTATE PROPERTIES LLC

Pricing Supplement dated January 23, 2018 to the Preliminary Offering Memorandum
dated January 16, 2018

$170,000,000 Series 2018-1 4.026% Fixed Rate Senior Secured Notes, Class A-2

Gross Proceeds to the Co-Issuers:	$170,000,000
Price to Investors:	100.0%
Interest/Coupon Rate:	4.026% per annum
Ratings (S&P):	“BBB”
Trade Date:	January 23, 2018
Closing Date:	February 1, 2018 (T+7)
Initial Purchaser:	Guggenheim Securities, LLC
Anticipated Repayment Date:	Payment Date occurring in February 2025.
Series 2018-1 Legal Final Maturity Date:	Payment Date occurring in February 2048.
First Payment Date:	March 20, 2018
Monthly Collection Period:	Each period from and including the first day of each calendar month to and including the last day of such calendar month.
Interest Period:

For purposes of the first Payment Date, the Interest Period for the Offered Notes will be the period from and including the Closing Date to but excluding March 20, 2018, which, for the avoidance of doubt, will be 49 days as calculated on a “30/360” basis.

Series 2018-1 Post-ARD Contingent Interest:	A per annum rate equal to the greater of (a) 5% per annum and (b) a per annum rate equal to the excess, if any, by which (i) the sum of (A) the yield to maturity (adjusted to a “mortgage equivalent basis” for a monthly-pay security pursuant to the standards and practices of the Securities Industry and Financial Markets Association), on such Tranche’s Series 2018-1 Anticipated Repayment Date of the United States Treasury Security having a term closest to 10 years plus (B) 5% plus (C) 1.50% exceeds (ii) such Tranche’s Series 2018-1 Class A-2 Note Rate.
Rule 144A CUSIP/ISIN Numbers:	83546D AF5 / US83546DAF50
Reg S CUSIP/ISIN Numbers	U83549 AE2 / USU83549AE27
Distribution:	Rule 144A and Reg S Compliant

This Pricing Supplement (this “Pricing Supplement”) is qualified in its entirety by reference to the Preliminary Offering Memorandum, dated January 16, 2018, of Sonic Capital LLC, Sonic Industries LLC, America’s Drive-In Restaurants LLC, America’s Drive-In Brand Properties LLC, SRI Real Estate Holding and SRI Real Estate Properties LLC (the “Preliminary Offering Memorandum”). The information in this Pricing Supplement supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. Capitalized terms used herein and not defined herein have the meanings assigned in the Preliminary Offering Memorandum.

THE OFFERED NOTES ARE SOLELY THE JOINT AND SEVERAL OBLIGATIONS OF THE CO-ISSUERS (GUARANTEED BY THE GUARANTOR). THE OFFERED NOTES DO NOT REPRESENT OBLIGATIONS OF THE MANAGER OR ANY OF ITS AFFILIATES (OTHER THAN THE CO-ISSUERS AND THE GUARANTOR), OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, PARTNERS, REPRESENTATIVES OR AGENTS. THE OFFERED NOTES ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY. THE OFFERED NOTES REPRESENT NON-RECOURSE OBLIGATIONS OF THE CO-ISSUERS (GUARANTEED BY THE GUARANTOR) AND ARE PAYABLE SOLELY FROM THE COLLATERAL AND PROSPECTIVE INVESTORS SHOULD MAKE AN INVESTMENT DECISION BASED UPON AN ANALYSIS OF THE SUFFICIENCY OF THE COLLATERAL.

2

 THE ISSUANCE AND SALE OF THE OFFERED NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAW AND NO SERIES 2018-1 CLASS A-2 NOTEHOLDER WILL HAVE THE RIGHT TO REQUIRE SUCH REGISTRATION. THE OFFERED NOTES MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN RULE 902 UNDER THE 1933 ACT) UNLESS THE OFFERED NOTES ARE REGISTERED UNDER THE 1933 ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS IS AVAILABLE. THE OFFERED NOTES ARE BEING SOLD ONLY TO THE MASTER ISSUER OR PERSONS THAT THE INITIAL PURCHASER REASONABLY BELIEVES TO BE AFFILIATES OF THE MASTER ISSUER, OR PERSONS THAT THE INITIAL PURCHASER REASONABLY BELIEVES TO BE (I) “QUALIFIED INSTITUTIONAL BUYERS” AS DEFINED IN RULE 144A UNDER THE 1933 ACT, OR (II) NOT “U.S. PERSONS” (AS DEFINED IN RULE 902 UNDER THE 1933 ACT) IN OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S UNDER THE 1933 ACT, AND, IN THE CASE OF (I) AND (II), THAT ARE NOT COMPETITORS. BECAUSE THE OFFERED NOTES ARE NOT REGISTERED, THEY ARE SUBJECT TO CERTAIN RESTRICTIONS ON RESALE DESCRIBED UNDER “TRANSFER RESTRICTIONS” IN THE PRELIMINARY OFFERING MEMORANDUM.

3

Schedule III

A.	Additional Materials provided to Investors in connection with the Preliminary Offering Memorandum:
1.	Model runs and the inputs and outputs thereto and thereof provided to prospective investors with respect to the Preliminary Offering Memorandum (the final runs, the “Investor Model Runs”), which Investor Model Runs have been subject to the procedures set forth in the Initial AUP Letter, based on the Excel files titled:
•	2018.01.12__SONC_Model_Scenario_Zero_Growth_Case.xlsm
•	2018.01.12__SONC_Model_Scenario_Breakeven_Case_Haircut thru Prin.xlsm
•	2018.01.12__SONC_Model_Scenario_Breakeven_Case_Haircut thru Post-ARD.xlsm
•	2018.01.12__SONC_Model_Scenario_Breakeven_Case_Annual thru Prin.xlsm
•	2018.01.12__SONC_Model_Scenario_Breakeven_Case_Annual thru Post-ARD.xlsm
•	1a - 2018.01.17_AIG_SONC_Model_Scenario_Breakeven_Case_Haircut thru Prin.xlsm
•	1b - 2018.01.17_AIG_SONC_Model_Scenario_Breakeven_Case_Haircut thru Post-ARD.xlsm
•	1c - 2018.01.17_AIG_SONC_Model_Scenario_Breakeven_Case_Haircut thru Prin.xlsm
•	1d - 2018.01.17_AIG_SONC_Model_Scenario_Breakeven_Case_Haircut thru Post-ARD.xlsm
•	2a - 2018.01.17_AIG_SONC_Model_Scenario_Breakeven_Case_Haircut thru Post-ARD.xlsm
•	2b - 2018.01.17_AIG_SONC_Model_Scenario_Breakeven_Case_Haircut thru Post-ARD.xlsm
•	3a - 2018.01.17_AIG_SONC_Model_Scenario_Breakeven_Case_Haircut thru Prin.xlsm
•	3b - 2018.01.17_AIG_SONC_Model_Scenario_Breakeven_Case_Haircut thru Post-ARD.xlsm
•	3c - 2018.01.17_AIG_SONC_Model_Scenario_Breakeven_Case_Haircut thru Prin.xlsm

•	3d - 2018.01.17_AIG_SONC_Model_Scenario_Breakeven_Case_Haircut thru Post-ARD.xlsm
•	4a - 2018.01.17_AIG_SONC_Model_Scenario_Breakeven_Case_Haircut thru Prin.xlsm
•	4b - 2018.01.17_AIG_SONC_Model_Scenario_Breakeven_Case_Haircut thru Post-ARD.xlsm
•	5A-a - 2018.01.17_AIG_SONC_Model_Scenario_1.55x DSCR_Haircut.xlsm
•	5A-b - 2018.01.17_AIG_SONC_Model_Scenario_1.55x DSCR_Haircut.xlsm
•	5B-a - 2018.01.17_AIG_SONC_Model_Scenario_$2.755bn Sales_Haircut.xlsm
•	5B-b - 2018.01.17_AIG_SONC_Model_Scenario_$2.755bn Sales_Haircut.xlsm
•	6a - 2018.01.17_AIG_SONC_Model_Scenario_1.25x DSCR_Haircut.xlsm
•	6b - 2018.01.17_AIG_SONC_Model_Scenario_1.25x DSCR_Haircut.xlsm
•	7 - 2018.01.17_AIG_SONC_Model_Scenario_Yr 2 Sales 25% Haircut.xlsm
•	8 - 2018.01.17_AIG_SONC_Model_Scenario_Breakeven_Case_Annual thru Post-ARD.xlsm
•	9 - 2018.01.17_AIG_SONC_Model_Scenario_Breakeven_Case_Annual thru Prin.xlsm
•	1 - 2018.01.19_AIG_SONC_Model_Scenario_Drop sales 8% Yr 1-3; 25% store HC Yr 4.xlsm
•	2 - 2018.01.19_AIG_SONC_Model_Scenario_Drop sales 8% Yr 7-9; 25% store HC Yr 10.xlsm
•	0 - 2018.01.16_Athene_SONC_Model_Scenario_Zero_Growth_Case.xlsm
•	1 - 2018.01.16_Athene_SONC_Model_Scenario_100% Cash Sweep_Haircut.xlsm
•	2 - 2018.01.16_Athene_SONC_Model_Scenario_Breakeven_Case_Haircut thru Prin.xlsm
•	3 - 2018.01.16_Athene_SONC_Model_Scenario_Shock AUV Yr 1-7.xlsm
•	4 - 2018.01.16_Athene_SONC_Model_Scenario_Shock Store Growth Yr 1-7.xlsm

2

•	5 - 2018.01.16_Athene_SONC_Model_Scenario_Shock AUV & Store Growth Yr 1-7.xlsm
•	6 - 2018.01.16_Athene_SONC_Model_Scenario_Avoid Int Shortfall - Shock Store Growth Yr 1-7.xlsm
•	7 - 2018.01.16_Athene_SONC_Model_Scenario_Avoid Int Shortfall - Shock AUV Yr 1-7.xlsm
•	8 - 2018.01.16_Athene_SONC_Model_Scenario_100% Cash Sweep Shock Store Growth Yr 1-7.xlsm
•	9 - 2018.01.16_Athene_SONC_Model_Scenario_100% Cash Sweep Shock AUV Yr 1-7.xlsm
•	10 - 2018.01.16_Athene_SONC_Model_Scenario_100% Cash Sweep Shock Store Growth & AUV Yr 1-7.xlsm
•	11 - 2018.01.16_Athene_SONC_Model_Scenario_Shock Store Growth & AUV Yr 4-8.xlsm
•	12 - 2018.01.16_Athene_SONC_Model_Scenario_No Int Shortfall - Shock Store Growth & AUV Yr 4-8.xlsm
•	13 - 2018.01.16_Athene_SONC_Model_Scenario_100% Cash Sweep - Shock Store Growth & AUV Yr 4-8.xlsm
2.	Responses to questions from prospective investors:
N/A

B.       Investor Presentation attached as Exhibit 1

3

Exhibit 1

Management Presentation dated January 2018, Series 2018-1 Fixed Rate Senior Notes (the “Investor Presentation”)

Exhibit 2-A

Skadden, Arps, Slate, Meagher & Flom LLP Opinions

Skadden 2018 Corporate Opinion

1.          Based solely on our review of the Delaware Certificates, each Delaware Opinion Party is duly incorporated or formed, as applicable, and is validly existing and in good standing under the DGCL or the DLLCA, as applicable.

2.          Each Delaware Opinion Party has or had, as applicable, the corporate or limited liability company, as applicable, power and authority to execute and deliver each of the Transaction Documents to which such Delaware Opinion Party is a party and to perform all its obligations thereunder, including, if such Delaware Opinion Party is a Co-Issuer, the issuance and sale of the Class A-2 Notes, under the DGCL or the DLLCA, as applicable.

3.          Each of the Transaction Documents to which a Delaware Opinion Party is a party has been duly authorized, executed and delivered by all requisite corporate or limited liability company, as applicable, action on the part of such Delaware Opinion Party under the DGCL or the DLLCA, as applicable.

4.          (A) Each of the Transaction Agreements (other than the IP Transaction Agreements) to which an Opinion Party is a party constitutes the valid and binding obligation of such Opinion Party, enforceable against such Opinion Party in accordance with its terms under the laws of the State of New York. (B) Each of the IP Transaction Agreements to which an Opinion Party is a party constitutes the valid and binding obligation of such Opinion Party, enforceable against such Opinion Party in accordance with its terms under the laws of the State of Delaware.

5.          Neither the execution and delivery by each Delaware Opinion Party of the Transaction Documents to which such Delaware Opinion Party is a party nor the performance of its obligations thereunder, including, if such Delaware Opinion Party is a Co-Issuer, the issuance and sale of the Class A-2 Notes: (i) conflicts or conflicted, as applicable, with the Organizational Documents of such Delaware Opinion Party or (ii) violates the DGCL or the DLLCA, as applicable, or any law, rule or regulation of the State of New York, the United States of America.

6.          Neither the execution and delivery by each Opinion Party of the Transaction Documents to which such Opinion Party is a party nor the performance of all its obligations thereunder, including, if such Opinion Party is a Co-Issuer, the issuance and sale of the Class A-2 Notes, requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of the State of New York or the United States of America, as applicable, except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.

7.          Each Opinion Party is not and, solely after giving effect to the offering and sale of the Class A-2 Notes and the application of the proceeds thereof as described in the Offering Memorandum, will not be an “investment company” as such term is defined in Section 3(a)(1) of the Investment Company Act of 1940, as amended, and each Opinion Party is not a “covered fund” for purposes of regulations adopted under Section 13 of the Bank Holding Company Act of 1956, as amended.

8.          The Class A-2 Notes have been duly authorized by all requisite limited liability company action on the part of the Co-Issuers that are Delaware LLC Opinion Parties and duly executed by such Co-Issuers under the DLLCA, and when duly authenticated by the Trustee and issued and delivered by the Co-Issuers against payment therefor in accordance with the terms of the Note Purchase Agreements and the Indenture, the Class A-2 Notes will constitute valid and binding obligations of the Co-Issuers, entitled to the benefits of the Indenture and enforceable against the Co-Issuers in accordance with their terms under the laws of the State of New York.

9.          Assuming (i) the accuracy of the representations and warranties of the Opinion Parties party thereto set forth in Section 2(a) through 2(g) of the Class A-2 NPA and of the Initial Purchaser in Sections 3(b), (d) and (e) of the Class A-2 NPA, (ii) the due performance by such Opinion Parties of the covenants and agreements set forth in Section 5(e) through (h), (n) through (p) and (s) of the Class A-2 NPA and the due performance by the Initial Purchaser of the covenants and agreements set forth in Section 3(b), (d) and (e) of the Class A-2 NPA, and (iii) the compliance by the Initial Purchaser with the offering and transfer procedures and restrictions described in the Offering Memorandum, the offer, sale and delivery of the Class A-2 Notes to the Initial Purchaser in the manner contemplated by the Offering Memorandum and the Class A-2 NPA and the initial resale of the Class A-2 Notes by the Initial Purchaser in the manner contemplated in the Offering Memorandum and the Class A-2 NPA, do not require registration under the Securities Act of 1933, as amended, or qualification of the Indenture under the Trust Indenture Act of 1939, as amended, it being understood that we do not express any opinion with respect to any subsequent reoffer or resale of any Class A-2 Notes.

Skadden 2018 Voluntary Bankruptcy Opinion

10.          Based on and subject to the facts and assumptions set forth above, the discussion contained in the opinion and the reasoned analysis of analogous case law (although there is no precedent directly on point), and the qualifications set forth in the opinion, we are of the opinion that in a properly presented and argued case by a party with standing to seek dismissal of a Voluntary Case based on an Opinion Party’s failure to comply with those provisions of its LLC Agreement requiring the unanimous written consent of its Managers to commence a Voluntary Case, as a legal matter, and based upon existing case law, (i) the provisions of each Opinion Party’s LLC Agreement requiring the unanimous written consent of such Opinion Party’s Managers to commence a Voluntary Case constitute the valid and binding obligation of the Member of such Opinion Party, enforceable against such Member in accordance with their terms under the laws of the State of Delaware, and (ii) a bankruptcy court, in determining each Opinion Party’s authority to commence a Voluntary Case, would rule that compliance with such provisions of such Opinion Party’s LLC Agreement is necessary to commence a Voluntary Case.

Skadden 2018 Conditions Precedent Opinion for 2018-1 Series Supplement

11.          The execution of the Series 2018-1 Supplement is permitted by the Base Indenture and that all conditions precedent to the execution and delivery of the Series 2018-1 Supplement under the Base Indenture and the Series 2018-1 Supplement have been satisfied.

12.          The Notes and the Company Order conform to the requirements of the Base Indenture and the Series 2018-1 Supplement, and the Notes are permitted to be authenticated by the Trustee pursuant to the terms of the Base Indenture and the Series 2018-1 Supplement.

Skadden 2018 Security Interest Opinion

13.          Under the New York UCC, the provisions of the Indenture are effective to create a security interest in each Co-Issuer’s rights in the UCC Collateral in favor of the Trustee to secure the Obligations (as defined in the Indenture).

14.          Under the New York UCC, the provisions of the G&C Agreement are effective to create a security interest in the Franchisor’s rights in the UCC Collateral in favor of the Trustee to secure the Obligations (as defined in the Indenture).

15.          Under the Delaware UCC, the security interest of the Trustee was perfected in each Delaware Grantor’s rights in that portion of the UCC Collateral in which a security interest can be perfected under the Delaware UCC by the filing of a financing statement in the Delaware Filing Office upon the later of the attachment of the security interest and the filing of the Delaware Financing Statement identifying such Grantor as debtor in the Delaware Filing Office.

16.          Under the New York UCC, the provisions of each Control Agreement are effective to perfect the security interest of the Trustee in each Grantor’s rights in the respective Collateral Account.

17.          To the extent that the provisions of the Copyright Act of 1976 (17 U.S.C. § 101, et seq.) (the “Copyright Act”) pertaining to the transfer of copyright ownership preempt the provisions of the applicable UCC requiring the filing of a financing statement for the perfection of a security interest in copyrights, the recordation of the Copyright Security Agreement in the United States Copyright Office (the “USCO”) against the U.S. registered copyrights identified by the copyright registration numbers set forth on Schedule 1 to the Copyright Security Agreement (the “Copyrights”) within one (1) month after its execution perfected the Trustee’s security interest in the IP Holder’s right, title and interest in the Copyrights.

18.          To the extent that the provisions of the Lanham (Trademark) Act (15 U.S.C. § 1051, et seq.) (the “Lanham Act”) pertaining to the assignment of trademarks preempt the provisions of the applicable UCC requiring the filing of a financing statement for the perfection of a security interest in trademarks, the recordation of (i) the 2017 Supplemental Trademark Security Agreement in the United States Patent and Trademark Office (the “PTO”) against the U.S. registered trademarks and trademark applications identified by the trademark and trademark application numbers set forth on Schedule 1 to the 2017 Supplemental Trademark Security Agreement (the “2017 Supplemental Trademarks”) within three (3) months after its date perfected the Trustee’s security interest in the IP Holder’s right, title and interest in such 2017 Supplemental Trademarks, (ii) the 2016 Supplemental Trademark Security Agreement in the PTO against the U.S. registered trademarks and trademark applications identified by the trademark and trademark application numbers set forth on Schedule 1 to the 2016 Supplemental Trademark Security Agreement (the “2016 Supplemental Trademarks”) within three (3) months after its date perfected the Trustee’s security interest in the IP Holder’s right, title and interest in such 2016 Supplemental Trademarks, and (iii) the Trademark Security Agreement in the PTO against the U.S. registered trademarks and trademark applications identified by the trademark and trademark application numbers set forth on Schedule 1 to the Trademark Security Agreement (the “Existing Trademarks” and, together with the 2016 Supplemental Trademarks and the 2017 Supplemental Trademarks, the “Trademarks”) within three (3) months after its date perfected the Trustee’s security interest in the IP Holder’s right, title and interest in such Existing Trademarks.

19.          To the extent that the provisions of the United States Patent Act (35 U.S.C. § 1, et seq.) (the “Patent Act”) pertaining to the assignment, grant or conveyance of patents preempt the provisions of the applicable UCC requiring the filing of a financing statement for the perfection of a security interest in patents, the recordation of (i) the Supplemental Patent Security Agreement in the PTO against the U.S. patents and patent applications identified by the patent and patent application numbers set forth on Schedule 1 to the 2016 Supplemental Patent Security Agreement (the “Supplemental Patents”) within three (3) months from its date perfected the Trustee’s security interest in the IP Holder’s right, title and interest in such Supplemental Patents, and (ii) the Patent Security Agreement in the PTO against the U.S. patents and patent applications identified by the patent and patent application numbers set forth on Schedule 1 to the Patent Security Agreement the “Existing Patents” and, together with the Supplemental Patents, the “Patents”) within three (3) months from its date perfected the Trustee’s security interest in the IP Holder’s right, title and interest in such Existing Patents.

Skadden 2018 Tax Opinion

20.          Accordingly, based upon and subject to the assumptions and qualifications contained in the opinion, although there are no cases or other precedent directly on point, we are of the opinion that the Offered Notes will be treated as debt for U.S. federal income tax purposes.

21.          Accordingly, based on the assumptions and qualifications contained in the opinion and as of the date of the opinion, for U.S. federal income tax purposes, the issuance of the Offered Notes will not cause the Notes of any outstanding Series or Class that were characterized as debt at the time of their issuance to be characterized as other than debt at the time of the issuance of the Offered Notes.

22.          Based upon the assumptions and qualifications contained in the opinion and in reliance thereon, we hereby confirm that, although the discussion set forth in the Offering Memorandum under the heading “Certain U.S. Federal Income Tax Consequences” does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership, and disposition of the Notes, subject to the agreements, qualifications, assumptions, and Co-Issuers’ determinations referred to therein, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership, and disposition of the Notes under current United States federal income tax law.

Skadden 2018 Back-Up Security Interest Opinion

23.          We call to your attention that each Contribution Agreement purported to sell the

Contributed Assets, and we do not express any opinion with respect to the proper characterization of the transfer. However, if in each case the transfer was characterized as a lien, the provisions of each Contribution Agreement were effective under the New York UCC to create a security interest in each Grantor’s rights in the Contributed Assets (as defined in the applicable Contribution Agreement) in favor of the related Secured Party in each case to secure a loan in the aggregate value of the Contributed Assets (as defined in the applicable Contribution Agreement).

24.          Under the Delaware UCC, the security interest of the Former Franchise Assets Holder was perfected in the Master Issuer’s rights in that portion of the UCC Collateral related to the Franchise Assets Contribution Agreement in which a security interest can be perfected under the Delaware UCC by the filing of a financing statement in the Delaware Filing Office upon the later of the attachment of the security interest and the filing of the Delaware Financing Statement identifying the Master Issuer as debtor in the Delaware Filing Office.

25.          Under the Delaware UCC, the security interest of the IP Holder was perfected in the Franchise Assets Holder’s rights in that portion of the UCC Collateral related to the IP Assets Contribution Agreement in which a security interest can be perfected under the Delaware UCC by the filing of a financing statement in the Delaware Filing Office upon the later of the attachment of the security interest and the filing of the Delaware Financing Statement identifying the Franchise Assets Holder as debtor in the Delaware Filing Office.

26.          Under the Delaware UCC, the security interest of ADR was perfected in the Franchise Assets Holder’s rights in that portion of the UCC Collateral related to the Kansas Assets Contribution Agreement in which a security interest can be perfected under the Delaware UCC by the filing of a financing statement in the Delaware Filing Office upon the later of the attachment of the security interest and the filing of the Delaware Financing Statement identifying the Franchise Assets Holder as debtor in the Delaware Filing Office.

27.          To the extent that the provisions of the Copyright Act of 1976 (17 U.S.C. § 101, et seq.) (the “Copyright Act”) pertaining to the transfer of copyright ownership preempt the provisions of the applicable UCC requiring the filing of a financing statement for the perfection of a security interest in copyrights, the recordation of the Copyright Security Agreement in the United States Copyright Office (the “USCO”) against the U.S. registered copyrights identified by the copyright registration numbers set forth on Schedule 1 to the Copyright Security Agreement (the “Copyrights”) within one (1) month after its execution perfected the IP Holder’s security interest in ADIC Holdco’s right, title and interest in the Copyrights.

28.          To the extent that the provisions of the Lanham (Trademark) Act (15 U.S.C. § 1051, et seq.) (the “Lanham Act”) pertaining to the assignment of trademarks preempt the provisions of the applicable UCC requiring the filing of a financing statement for the perfection of a security interest in trademarks, the recordation of the Trademark Security Agreement in the United States Patent and Trademark Office (the “PTO”) against the U.S. registered trademarks and trademark applications identified by the trademark and trademark application numbers set forth on Schedule 1 to the Trademark Security Agreement (the “Trademarks”) within three (3) months after its date perfected the IP Holder’s security interest in ADIC Holdco’s right, title and interest in such Trademarks.

29.          To the extent that the provisions of the United States Patent Act (35 U.S.C. § 1, et seq.) (the “Patent Act”) pertaining to the assignment, grant or conveyance of patents preempt the provisions of the applicable UCC requiring the filing of a financing statement for the perfection of a security interest in patents, the recordation of the Patent Security Agreement in the PTO against the U.S. patents and patent applications identified by the patent and patent application numbers set forth on Schedule 1 to the Patent Security Agreement (the “Patents”) within three (3) months from its date perfected the IP Holder’s security interest in ADIC Holdco’s right, title and interest in such Patents.

Skadden 2018 Negative Assurance Letter

30.          On the basis of the assumptions and qualifications contained in the negative assurance letter, no facts have come to the attention of Skadden, Arps, Slate, Meagher & Flom LLP that have caused it to believe that the Offering Memorandum, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to the financial statements, schedules and other financial information or Other Excluded Information (as defined below) included or incorporated by reference therein or excluded therefrom). In addition, on the basis of the foregoing, no facts have come to our attention that have caused us to believe that the Disclosure Package, as of the Applicable Time (as defined below), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that we do not express any view as to the financial statements, schedules, other financial information or Other Excluded Information included or incorporated by reference therein or excluded therefrom).

31.          In addition, the statements in the Preliminary Offering Memorandum and the Offering Memorandum (a) under the captions “Description of the Securitization Entities and the Securitization Entities Operating Agreements”, “Description of the Manager and the Management Agreement”, “Description of the Servicer and the Servicing Agreement”, “Description of the Back-Up Manager and the Back-Up Management Agreement”, “Description of the Offered Notes”, “Description of the Base Indenture”, “Description of the Contribution Agreements” and “Description of the IP License Agreements,” insofar as such statements purport to summarize certain provisions of the documents referred to therein, fairly summarize such provisions in all material respects, and (b) under the captions “Certain ERISA Considerations” and “Additional Regulatory Considerations” insofar as they purport to describe the provisions of the laws and regulations referred to therein, are true and correct in all material respects.

Skadden 2018 Reliance Letter

32.          You may rely on (i) the 2011 Opinions described below as if they were addressed to you as of May 20, 2011, subject to all the assumptions and qualifications contained in the respective 2011 Opinions and (ii) the 2016 Opinions as if they were addressed to you as of May 17, 2016, subject to all the assumptions and qualifications contained in the respective 2016 Opinions described below. We have assumed and continue to assume no obligation to update or supplement the attached 2011 Opinions and 2016 Opinions to reflect any facts or circumstances that have occurred since May 20, 2011 or May 17, 2016, as applicable, or may occur on or after the date hereof; provided, that we have furnished you with an opinion, dated the date hereof, with respect to certain corporate matters of the Transaction Parties relating the 2018 Issuance.

2011 Corporate Opinion

(a)          Based solely on our review of the Delaware Certificates, each Delaware Opinion Party is duly incorporated or formed, as applicable, and is validly existing and in good standing under the DGCL or the DLLCA, as applicable.

(b)          Each Delaware Opinion Party has the corporate or limited liability company, as applicable, power and authority to execute and deliver each of the Transaction Documents to which such Delaware Opinion Party is a party and to consummate the transactions contemplated thereby under the DGCL or the DLLCA, as applicable.

(c)          Each of the Transaction Documents to which a Delaware Opinion Party is a party has been duly authorized, executed and delivered by all requisite corporate or limited liability company, as applicable, action on the part of such Delaware Opinion Party under the DGCL or the DLLCA, as applicable.

(d)          (A) Each of the Transaction Agreements (other than the IP Transaction Agreements) to which an Opinion Party is a party constitutes the valid and binding obligation of such Opinion Party, enforceable against such Opinion Party in accordance with its terms under the laws of the State of New York. (B) Each of the IP Transaction Agreements to which an Opinion Party is a party constitutes the valid and binding obligation of such Opinion Party, enforceable against such Opinion Party in accordance with its terms under the laws of the State of Delaware.

(e)          Each LLC Agreement constitutes a valid and binding agreement of each Member party thereto, enforceable against such Member in accordance with the DLLCA.

(f)          The provisions of each LLC Agreement regulating each Delaware Opinion Party’s (other than Holdco’s) authority to commence a voluntary case under title 11 of the United States Code constitute a valid and binding agreement of the respective Member, enforceable against such Member in accordance with its terms under the DLLCA.

(g)          Under the DLLCA and each LLC Agreement, the commencement of a bankruptcy proceeding with respect to or a dissolution of the Member will not, by itself, cause a Delaware Opinion Party (other than the Holdco) to be dissolved or its affairs to be wound up.

(h)          Neither the execution and delivery by each Delaware Opinion Party of the Transaction Documents to which such Delaware Opinion Party is a party nor the consummation by such Delaware Opinion Party of the transactions contemplated thereby, including the issuance and sale of the Notes in accordance with the Transaction Documents, conflicts with the Organizational Documents of such Delaware Opinion Party.

(i)          Neither the execution and delivery by each Opinion Party of the

Transaction Documents to which such Opinion Party is a party nor the consummation by such Opinion Party of the transactions contemplated thereby, including the issuance and sale of the Notes: (i) violates any law, rule or regulation of the State of Delaware, the State of New York or the United States of America, or (ii) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of the State of New York or the United States of America or the DGCL or the DLLCA, as applicable, except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.

(j)          Each Opinion Party is not and, solely after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Memorandum, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(k)          Assuming that each Opinion Party complies with the provisions of the Indenture relating to the use of proceeds, the making of the loans and/or other extensions of credit under the Indenture will not violate Regulation U or X of the Board of Governors of the Federal Reserve System.

(l)          The Notes have been duly authorized by all requisite limited liability company action on the part of the Co-Issuers and duly executed by the Co-Issuers under the DLLCA, and when duly authenticated by the Trustee and issued and delivered by the Co-Issuers against payment therefor in accordance with the terms of the Purchase Agreements and the Indenture, the Notes will constitute valid and binding obligations of the Co-Issuers, entitled to the benefits of the Indenture and enforceable against the Co-Issuers in accordance with their terms under the laws of the State of New York.

(m)          Assuming (i) the accuracy of the representations and warranties of the Opinion Parties party thereto set forth in Section 2(a) through (e) of the Class A-2 NPA and of the Initial Purchasers in Sections 3(b) and (d) of the Class A-2 NPA, (ii) the due performance by such Opinion Parties of the covenants and agreements set forth in Section 5(i), (o), (p), (q) and (u) of the Class A-2 NPA and the due performance by the Initial Purchasers of the covenants and agreements set forth in Section 3(b) and (d) of the Class A-2 NPA, and (iii) the compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described in the Offering Memorandum, the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by the Purchase Agreements and the Offering Memorandum and the initial resale of the Notes by the Initial Purchasers in the manner contemplated in the Offering Memorandum and the Purchase Agreements, do not require registration under the Securities Act or qualification of the Indenture under the Trust Indenture Act of 1939, it being understood that we do not express any opinion with respect to any subsequent reoffer or resale of any Notes.

2011 Security Interest Opinion

(a)          Under the New York UCC, the provisions of the Indenture are effective to create a security interest in each Grantor’s (other than the Franchisor’s) rights in the UCC Collateral in favor of the Trustee to secure the Obligations (as defined in the Indenture).

(b)          Under the New York UCC, the provisions of the G&C Agreement are effective to create a security interest in the Franchisor’s rights in the UCC Collateral in favor of the Trustee to secure the Obligations (as defined in the Indenture).

(c)          Each Delaware Financing Statement is in sufficient form for filing in the Delaware Filing Office. Under the Delaware UCC, the security interest of the Trustee will be perfected in each Grantor’s rights in that portion of the UCC Collateral in which a security interest can be perfected under the Delaware UCC by the filing of a financing statement in the Delaware Filing Office upon the later of the attachment of the security interest and the filing of the Delaware Financing Statement identifying such Grantor as debtor in the Delaware Filing Office.

(d)          Under the New York UCC and the Federal Book-Entry Regulations, the provisions of each Control Agreement are effective to perfect the security interest of the Trustee in each Grantor’s rights in the respective Collateral Account.

(e)          To the extent that federal copyright laws of the United States of America pertaining to the transfer of copyright ownership are applicable to the rights being granted to the Trustee under the Copyright Security Agreement, the recordation of the Copyright Security Agreement in the United States Copyright Office (the “USCO”) against the U.S. registered copyrights set forth on Schedule 1 to the Copyright Security Agreement (the “Copyrights”) within one (1) month after its execution will render the Trustee’s security interest in the IP Holder’s right, title and interest in the Copyrights prevailing over later conflicting transfers (within the meaning of the Copyright Act, 17 U.S.C. 101, et seq.) of such Copyrights.

(f)          To the extent that federal trademark laws of the United States of America pertaining to the assignment of trademarks are applicable to the rights being granted to the Trustee under the Trademark Security Agreement, the recordation of the Trademark Security Agreement in the United States Patent and Trademark Office (the “PTO”) against the U.S. registered trademarks and trademark applications set forth on Schedule 1 to the Trademark Security Agreement (the “Trademarks”) within three (3) months after its date will render the Trustee’s security interest in the IP Holder’s right, title and interest in such Trademarks valid against subsequent purchasers (within the meaning of the Lanham Act, as defined below) of such Trademarks.

(g)          To the extent that federal patent laws of the United States of America pertaining to the assignment grant, or conveyance of patents are applicable to the rights being granted to the Trustee under the Patent Security Agreement, the recordation of the Patent Security Agreement in the PTO against the U.S. patents and patent applications set forth on Schedule 1 to the Patent Security Agreement (the “Patents”) within three (3) months after its date will render the Trustee’s security interest in the IP Holder’s right, title and interest in such Patents effective against subsequent purchasers and mortgagees (within the meaning of the U.S. Patent Act, 35 U.S.C. 101, et seq.) of such Patents.

2011 Contribution Agreements Security Interest Opinion

(a)          We call to your attention that each Contribution Agreement purported to sell the Contributed Assets, and we do not express any opinion with respect to the proper characterization of the transfer. However, if in each case the transfer was characterized as a lien, the provisions of each Contribution Agreement were effective under the New York UCC to create a security interest in each Grantor’s rights in the Contributed Assets (as defined in the applicable Contribution Agreement) in favor of the related Secured Party in each case to secure a loan in the aggregate value of the Contributed Assets (as defined in the applicable Contribution Agreement).

(b)          Under the Delaware UCC, the security interest of the Former Franchise Assets Holder was perfected in the Master Issuer’s rights in that portion of the UCC Collateral related to the Franchise Assets Agreement in which a security interest can be perfected under the Delaware UCC by the filing of a financing statement in the Delaware Filing Office upon the later of the attachment of the security interest and the filing of the Delaware Financing Statement identifying the Master Issuer as debtor in the Delaware Filing Office.

(c)          To the extent that federal copyright laws of the United States of America pertaining to the transfer of copyright ownership are applicable to the rights granted to IP Holder under the Copyright Security Agreement, the recordation of the Copyright Security Agreement in the United States Copyright Office (the “USCO”) against the U.S. registered copyrights set forth on Schedule 1 to the Copyright Security Agreement (the “Copyrights”) within one (1) month after its execution rendered IP Holder’s interest in ADIC Holdco’s right, title and interest in such Copyrights prevailing over conflicting later transfers (within the meaning of the Copyright Act, 17 U.S.C. 101, et. seq.) of such Copyrights.

(d)          To the extent that federal trademark laws of the United States of America pertaining to the assignment of trademarks are applicable to the rights granted to IP Holder under the Trademark Security Agreement, the recordation of the Trademark Security Agreement in the United States Patent and Trademark Office (the “PTO”) against the U.S. registered trademarks and trademark applications set forth on Schedule 1 to the Trademark Security Agreement (the “Trademarks”) within three (3) months after its date rendered IP Holder’s interest in ADIC Holdco’s right, title and interest in such Trademarks valid against subsequent purchasers (within the meaning of the Lanham Act, as defined below) of such Trademarks .

(e)          To the extent that federal patent laws of the United States of America pertaining to the assignment, grant, or conveyance of patents are applicable to the rights granted to IP Holder under the Patent Security Agreement, the recordation of the Patent Security Agreement in the PTO against the U.S. patents and patent applications set forth on Schedule 1 to the Patent Security Agreement (the “Patents”) within three (3) months after its date rendered IP Holder’s interest in ADIC Holcdo’s right, title and interest in such Patents effective against subsequent purchasers and mortgagees (both within the meaning of the U.S. Patent Act, 35 U.S.C. 101, et seq.) of such Patents.

2011 True Sale Opinion

(a)          Based upon the facts and assumptions set forth earlier in the opinion and the legal considerations discussed above, it is our opinion that in a properly presented and argued case, as a legal matter, and based upon existing case law, in the event of the bankruptcy of a Transferor, subject to the qualifications stated in the opinion, (a) section 362(a) of the Bankruptcy Code would not apply to stay payment to the applicable Transferee (or its assigns) of amounts collected on the Transferred Assets and proceeds of sale thereof and (b) the Transferred Assets and proceeds of sale or collections thereof would not constitute property of the applicable Transferor’s bankruptcy estate under section 541(a)(1) of the Bankruptcy Code.

2016 Corporate Opinion

(a)          Based solely on our review of the Delaware Certificates, each Delaware Opinion Party is duly incorporated or formed, as applicable, and is validly existing and in good standing under the DGCL or the DLLCA, as applicable.

(b)          Each Delaware Opinion Party has the corporate or limited liability company, as applicable, power and authority to execute and deliver each of the Transaction Documents to which such Delaware Opinion Party is a party and to perform all its obligations thereunder, including, if such Delaware Opinion Party is a Co-Issuer, the issuance and sale of the Notes, under the DGCL or the DLLCA, as applicable.

(c)          Each of the Transaction Documents to which a Delaware Opinion Party is a party has been duly authorized, executed and delivered by all requisite corporate or limited liability company, as applicable, action on the part of such Delaware Opinion Party under the DGCL or the DLLCA, as applicable.

(d)          (A) Each of the Transaction Agreements (other than the IP Transaction Agreements) to which an Opinion Party is a party constitutes the valid and binding obligation of such Opinion Party, enforceable against such Opinion Party in accordance with its terms under the laws of the State of New York. (B) Each of the IP Transaction Agreements to which an Opinion Party is a party constitutes the valid and binding obligation of such Opinion Party, enforceable against such Opinion Party in accordance with its terms under the laws of the State of Delaware.

(e)          Neither the execution and delivery by each Delaware Opinion Party of the Transaction Documents to which such Delaware Opinion Party is a party nor the performance of all its obligations thereunder, including, if such Delaware Opinion Party is a Co-Issuer, the issuance and sale of the Notes: (i) conflicts with the Organizational Documents of such Delaware Opinion Party or (ii) violates any law, rule or regulation of the State of New York, the United States of America or the DGCL or the DLLCA, as applicable.

(f)          Neither the execution and delivery by each Opinion Party of the Transaction Documents to which such Opinion Party is a party nor the performance of all its obligations thereunder, including, if such Opinion Party is a Co-Issuer, the issuance and sale of the Notes, requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of the State of New York or the United States of America, as applicable, except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.

(g)          Each Opinion Party is not and, solely after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Memorandum, will not be an “investment company” as such term is defined in Section 3(a)(1) of the Investment Company Act of 1940, as amended, and each Opinion Party is not a “covered fund” as defined in the final regulations issued December 10, 2013, implementing Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

(h)          The Notes have been duly authorized by all requisite limited liability company action on the part of the Co-Issuers that are Delaware Opinion Parties and duly executed by such Co-Issuers under the DLLCA, and when duly authenticated by the Trustee and issued and delivered by the Co-Issuers against payment therefor in accordance with the terms of the Note Purchase Agreements and the Indenture, the Notes will constitute valid and binding obligations of the Co-Issuers, entitled to the benefits of the Indenture and enforceable against the Co-Issuers in accordance with their terms under the laws of the State of New York.

(i)          Assuming (i) the accuracy of the representations and warranties of the Opinion Parties party thereto set forth in Section 2(a) through 2(g) of the Class A-2 NPA and of the Initial Purchasers in Sections 3(b), (d) and (e) of the Class A-2 NPA, (ii) the due performance by such Opinion Parties of the covenants and agreements set forth in Section 5(e) through (h), (n) through (p) and (s) of the Class A-2 NPA and the due performance by the Initial Purchasers of the covenants and agreements set forth in Section 3(b), (d) and (e) of the Class A-2 NPA, and (iii) the compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described in the Offering Memorandum, the offer, sale and delivery of the Class A-2 Notes to the Initial Purchasers in the manner contemplated by the Offering Memorandum and the Class A-2 NPA and the initial resale of the Class A-2 Notes by the Initial Purchasers in the manner contemplated in the Offering Memorandum and the Class A-2 NPA, do not require registration under the Securities Act of 1933, as amended, or qualification of the Indenture under the Trust Indenture Act of 1939, as amended, it being understood that we do not express any opinion with respect to any subsequent reoffer or resale of any Class A-2 Notes.

(j)          Assuming the accuracy of the representations and warranties of the Opinion Parties party thereto set forth in Section 6.01(c) through (e) and (g) of the Class A-1 NPA and of the Lender Parties (as such term is defined in the Class A-1 NPA) in Section 6.03(a) through (h) of the Class A-1 NPA, the offer, sale and delivery of the Class A-1 Notes to the Lender Parties in the manner contemplated by the Class A-1 NPA does not require registration under the Securities Act of 1933, as amended, or qualification of the Indenture under the Trust Indenture Act of 1939, as amended, it being understood that we do not express any opinion with respect to any subsequent reoffer or resale of any Class A-1 Notes.

2016 Security Interest Opinion

(a)          Under the New York UCC, the provisions of the Indenture are effective to create a security interest in each Co-Issuer’s rights in the UCC Collateral in favor of the Trustee to secure the Obligations (as defined in the Indenture).

(b)          Under the New York UCC, the provisions of the G&C Agreement are effective to create a security interest in the Franchisor’s rights in the UCC Collateral in favor of the Trustee to secure the Obligations (as defined in the Indenture).

(c)          Under the Delaware UCC, the security interest of the Trustee was perfected in each Delaware Grantor’s rights in that portion of the UCC Collateral in which a security interest can be perfected under the Delaware UCC by the filing of a financing statement in the Delaware Filing Office upon the later of the attachment of the security interest and the filing of the Delaware Financing Statement identifying such Grantor as debtor in the Delaware Filing Office.

(d)          Under the New York UCC, the provisions of each Control Agreement are effective to perfect the security interest of the Trustee in each Grantor’s rights in the respective Collateral Account.

(e)          To the extent that the provisions of the Copyright Act of 1976 (17 U.S.C. § 101, et seq.) (the “Copyright Act”) pertaining to the transfer of copyright ownership preempt the provisions of the applicable UCC requiring the filing of a financing statement for the perfection of a security interest in copyrights, the recordation of the Copyright Security Agreement in the United States Copyright Office (the “USCO”) against the U.S. registered copyrights identified by the copyright registration numbers set forth on Schedule 1 to the Copyright Security Agreement (the “Copyrights”) within one (1) month after its execution perfected the Trustee’s security interest in the IP Holder’s right, title and interest in the Copyrights.

(f)          To the extent that the provisions of the Lanham (Trademark) Act (15 U.S.C. § 1051, et seq.) (the “Lanham Act”) pertaining to the assignment of trademarks preempt the provisions of the applicable UCC requiring the filing of a financing statement for the perfection of a security interest in trademarks, the recordation of the (i) 2016 Supplemental Trademark Security Agreement in the United States Patent and Trademark Office (the “PTO”) against the U.S. registered trademarks and trademark applications identified by the trademark and trademark application numbers set forth on Schedule 1 to the 2016 Supplemental Trademark Security Agreement (the “Supplemental Trademarks”) within three (3) months after its date perfected the Trustee’s security interest in the IP Holder’s right, title and interest in such Supplemental Trademarks, and (ii) Trademark Security Agreement in the PTO against the U.S. registered trademarks and trademark applications identified by the trademark and trademark application numbers set forth on Schedule 1 to the Trademark Security Agreement (the “Existing Trademarks” and, together with the 2016 Supplemental Trademarks, the “Trademarks”) within three (3) months after its date perfected the Trustee’s security interest in the IP Holder’s right, title and interest in such Existing Trademarks.

(g)          To the extent that the provisions of the United States Patent Act (35 U.S.C. § 1, et seq.) (the “Patent Act”) pertaining to the assignment, grant or conveyance of patents preempt the provisions of the applicable UCC requiring the filing of a financing statement for the perfection of a security interest in patents, the recordation of the (i) Supplemental Patent Security Agreement in the PTO against the U.S. patents and patent applications identified by the patent and patent application numbers set forth on Schedule 1 to the 2016 Supplemental Patent Security Agreement (the “Supplemental Patents”) within three (3) months from its date perfected the Trustee’s security interest in the IP Holder’s right, title and interest in such Supplemental

Patents, and (ii) Patent Security Agreement in the PTO against the U.S. patents and patent applications identified by the patent and patent application numbers set forth on Schedule 1 to the Patent Security Agreement the “Existing Patents” and, together with the Supplemental Patents, the “Patents”) within three (3) months from its date perfected the Trustee’s security interest in the IP Holder’s right, title and interest in such Existing Patents.

Skadden 2018 Bringdown Opinion of Non-Consolidation Matters

33.          Accordingly, you are hereby authorized to rely upon the Non-Consolidation Opinion to the same extent as if the Non-Consolidation Opinion were dated the date hereof and delivered to you as a named addressee thereof.

Exhibit 2-B

Capitalized terms used within this Exhibit 2-B shall have the meanings set forth in the opinion letter in which they will be delivered.

In-House Counsel Opinion

Sonic 2018 In-House Opinion

1.From January 1, 2007, to May 20, 2011, Sonic Industries LLC (the “Franchise Assets Holder”) prepared and maintained Franchise Disclosure Documents for the offer and sale of Sonic franchises in the United States with issuance dates as noted in Schedule B-1 (the “Franchise Assets Holder FDDs”). Since May 20, 2011, Sonic Franchising LLC (the “Franchisor”) has prepared and maintained Franchise Disclosure Documents for the offer and sale of Sonic franchises in the United States with issuance dates as noted in Schedule B-2 (the “Franchisor FDDs” and, together with the Franchise Assets Holder FDDs, the “FDDs”).

2.The FDDs comply in all material respects with the disclosure requirements of the U.S. Federal Trade Commission and applicable state franchise and business opportunity laws.

3.Except in circumstances that would not reasonably be expected to have a material adverse effect on the business or assets of the Co-Issuers or the Franchisor, (i) from January 1, 2007, to May 20, 2011, the Franchise Assets Holder registered or filed the Franchise Assets Holder FDDs in all franchise registration/filings states in which the Franchise Assets Holder offered or sold Sonic franchises except for those states in which the Franchise Assets Holder was exempt from registration or filing and (ii) since May 20, 2011, the Franchisor has registered or filed the Franchisor FDDs in all franchise registration/filings states in which the Franchisor has offered or sold Sonic franchises except for those states in which the Franchisor was exempt from registration or filing.

4.Except in circumstances that would not reasonably be expected to have a material adverse effect on the business or assets of the Co-Issuers or the Franchisor, (i) from January 1, 2007, to May 20, 2011, the Franchise Assets Holder, as required for its franchise offer and sales activities, had franchise registrations/filings in effect, or was exempt from franchise registrations/filings, in all franchise registration/filing states in which the Franchise Assets Holder offered or sold Sonic franchises and (ii) since May 20, 2011, the Franchisor, as required for its franchise offer and sales activities, had or has had franchise registrations/filings in effect, or has been exempt from franchise registrations/filings, in all franchise registration/filing states in which the Franchisor has offered or sold Sonic franchises.

5.Except in circumstances that would not reasonably be expected to have a material adverse effect on the business or assets of the Co-Issuers or the Franchisor, (i) from January 1, 2007, to May 20, 2011, the Franchise Assets Holder made all necessary filings, including exemption filings, under state business opportunity laws regulating the offer and sale of Sonic franchises and (ii) since May 20, 2011, the Franchisor has made all necessary filings, including exemption filings, under state business opportunity laws regulating the offer and sale of Sonic franchises.

6.The forms of license agreement and development agreement attached as exhibits to the forms of the FDDs were the forms of license agreement and development agreement signed by the franchisees who had received the FDDs to which they were attached (including, as applicable, state-specific riders or addenda required by state franchise registration authorities), except to the extent they were modified by negotiated changes. These forms comply in all material respects with applicable state and federal laws and regulations.

7.Except in circumstances that would not reasonably be expected to have a material adverse effect on the business or assets of the Co-Issuers or the Franchisor, since January 1, 2007, all advertising and other franchisee solicitation materials required by applicable state franchise laws to be filed with state franchise registration authorities have been so filed by the Franchise Assets Holder or the Franchisor, as applicable, and have in all material respects complied in substance and form with all standards and conditions prescribed by such applicable laws.

8.Except in circumstances that would not reasonably be expected to have a material adverse effect on the business or assets of the Co-Issuers or the Franchisor, (i) from January 1, 2007, to May 20, 2011, the Franchise Assets Holder, as required for its franchise offer and sales activities, filed with all applicable state franchise registration authorities all franchise salesperson disclosure forms, franchise sales agent forms, and franchise broker forms required by state franchise laws to be filed with such state franchise registration authorities and (ii) since May 20, 2011, the Franchisor, as required for its franchise offer and sales activities, filed with all applicable state franchise registration authorities all franchise salesperson disclosure forms, franchise sales agent forms, and franchise broker forms required by state franchise laws to be filed with such state franchise registration authorities.

9.Except in circumstances that would not reasonably be expected to have a material adverse effect on the business or assets of the Co-Issuers or the Franchisor, (i) the Franchise Assets Holder has not sold any Sonic franchises to any franchisees at a time when its Franchise Assets Holder FDDs were not then in effect and (ii) the Franchisor has not sold any Sonic franchises to any franchisees at a time when its Franchisor FDDs were not then in effect.

10.         Except in circumstances that would not reasonably be expected to have a material adverse effect on the business or assets of the Co-Issuers or the Franchisor, neither the Franchise Assets Holder nor the Franchisor has sold any Sonic franchises to any franchisees at a time when its required state franchise registrations or business opportunity filings (or exemptions from registration or filing) referred to in paragraphs 3, 4 and 5 were not then in effect.

11.         There is no action, proceeding, or investigation pending or threatened against Holdco or any of its Subsidiaries before any court or administrative agency that may reasonably be expected to have a material adverse effect on the business or assets of the Co-Issuers or the Franchisor.

12.         The execution and delivery by each of Holdco and its Subsidiaries of each Transaction Document to which it is a party and the performance of its obligations thereunder and under the Related Documents will not (i) violate any order, writ, injunction or decree of any United States federal or state court, governmental authority or agency applicable to Holdco or any of its Subsidiaries or (ii) breach or result in a default or the creation or imposition of any Lien upon any of the assets of Holdco or any of its Subsidiaries under the terms of any agreement or instrument which is material to the business of Holdco and its Subsidiaries, taken as a whole.

Exhibit 2-C

Capitalized terms used within this Exhibit 2-C shall have the meanings set forth in the respective opinion letters in which they will be delivered.

DLA Piper Opinion

DLA Piper Corporate Opinion and Negative Assurance Letter

1.The statements made in the Final Offering Memorandum and the Preliminary Offering Memorandum under the caption “The Franchise Arrangements” and in the subsection titled “The Franchise Agreements” under the caption “Sonic,” but only insofar as any such statements purport to constitute summaries of certain terms of the Current Form Franchise Documents, constitute accurate summaries of the terms of the Current Form Franchise Documents in all material respects. The statements in the Final Offering Memorandum and the Preliminary Offering Memorandum under the caption “Certain Legal Aspects of the Franchise Arrangements,” insofar as they describe United States federal and state laws relating to franchising and business opportunities constitute accurate summaries of the matters described therein in all material respects. No facts have come to our attention that have led us to believe that the statements in the Disclosure Package and the Final Offering Memorandum in each case under the caption “The Franchise Arrangements” or the subsection titled “Franchise Agreements” under the caption “Sonic,” or the statements in the Disclosure Package and the Final Offering Memorandum in each case under the caption “Certain Legal Aspects of the Franchise Arrangements,” as of the Applicable Time (in the case of the Disclosure Package) contained or, in the case of the Final Offering Memorandum, when issued contained, or on the date of the opinion letter contain, any untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. However, except for our review as described in this paragraph, we did not independently investigate or verify, and express no opinion with respect to, the factual statements contained in the Disclosure Package and the Final Offering Memorandum.

2.No consent, approval, or authorization of or designation, declaration, or filing with any federal or state authority that regulates franchising in the U.S. is required in connection with the Securitization Transaction. However, see the discussion below regarding the actions that the Franchisor must take after the Series 2018-1 Closing Date in order to offer and sell Sonic franchises in the United States to comply with United States federal and state franchise and business opportunity laws.

Adams Jones Law Firm, P.A. Opinions

Adams Jones 2018 Corporate Opinion

1.Based solely on our review of the Organizational Documents, the Kansas Certificate and the Secretary’s Certificate, the IP Holder is duly formed, validly existing and in good standing.

2.     The IP Holder has power and authority to execute, deliver and perform its obligations under each Transaction Document.

3.     The execution, delivery and performance of the Transaction Documents to which the IP Holder is a party have been duly authorized by necessary limited liability company action of the IP Holder.

4.     Each Transaction Document to which the IP Holder is a party has been duly executed and delivered by the IP Holder.

5.     Each of the Transaction Documents to which the IP Holder is a party constitutes the valid and binding obligation of the IP Holder, enforceable against the IP Holder in accordance with its terms under the laws of the State of Kansas.

6.     Neither the execution and delivery by the IP Holder of the Transaction Documents to which the IP Holder is a party nor the consummation by the IP Holder of the transactions contemplated thereby, including the issuance and sale of the Notes in accordance with the Transaction Documents, conflicts with the Organizational Documents of the IP Holder or violates any law, rule or regulation of the State of Kansas or the United States of America.

7.     Neither the execution and delivery by the IP Holder of the Transaction Documents to which the IP Holder is a party nor the consummation by the IP Holder of the transactions contemplated thereby, including the issuance and sale of the Notes, requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of the State of Kansas or the United States of America, except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.

8.     The Notes have been duly authorized by all requisite limited liability company action on the part of the IP Holder and duly executed by the IP Holder, and when duly authenticated by the Trustee and issued and delivered by the IP Holder against payment therefor in accordance with the terms of the Class A-2 NPA and the Indenture, the Notes will constitute valid and binding obligations of the IP Holder, entitled to the benefits of the Indenture and enforceable against the IP Holder in accordance with their terms under the laws of the State of Kansas.

9.     To our Actual Knowledge, there are no legal proceedings pending or overtly threatened against the IP Holder regarding the effect on the validity or enforceability of the Transaction Documents.

10.   While under the Kansas Revised Limited Liability Company Act (the “LLC Act”), on application to a court of competent jurisdiction, a judgment creditor of a member thereof (“Member”) may be able to charge the Member’s share of any profits and losses of the IP Holder and the Member’s right to receive distributions of the IP Holder’s assets (the “Member’s Interest”), to the extent so charged, the judgment creditor has only the right to receive any distribution or distributions to which the Member would otherwise have been entitled in respect of the Member’s Interest. Under the LLC Act, no creditor of the Member shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the IP Holder. Thus, under the LLC Act, a judgment creditor of the Member may not satisfy its claims against the Member by asserting a claim against the assets of the IP Holder.

Adams Jones 2018 Reliance Letter

11. Accordingly, you are hereby authorized to rely upon the 2011 Opinion to the same extent as if the 2011 Opinion was dated the date hereof and delivered to you as a named addressee thereof.

2011 Opinion

(a)          IP Holder is duly formed, validly existing and in good standing.

(b)          IP Holder has power and authority to execute, deliver and perform its obligations under each Kansas Transaction Document. The execution, delivery and performance of the Kansas Transaction Documents have been duly authorized by necessary limited liability company action of the IP Holder.

(c)          Each Kansas Transaction document has been duly executed and delivered by IP Holder.

(d)          The execution, delivery and performance of the Kansas Transaction Documents do not: (i) violate any law, regulation, order or decree of any governmental authority; (ii) violate any other order, writ, injunction or decree; (iii) result in the creation or imposition of any Lien except for Liens created under the Transaction Documents, or (iv) breach or result in a default under any Transaction Document.

(e)          Except for filings which are necessary to perfect the security interests granted under the Kansas Transaction Documents and any other filings, authorizations or approvals as are specifically provided for in the Kansas Transaction Documents, no authorizations, consents or approvals are necessary for the execution, delivery, or performance of the Kansas Transaction Documents.

(f)          (a) To the extent that (x) the Kansas UCC governs the perfection of a security interest in the Indenture Collateral (as defined in the Base Indenture), as to which we express no opinion, and (y) a security interest in the Kansas Debtor Collateral can be perfected by filing a financing statement in the office of the Secretary of State of Kansas under the Kansas UCC, the 2011 Kansas Debtor Financing Statement of IP Holder is in appropriate form and when duly filed pursuant to the Kansas UCC will result in the perfection of a security interest in IP Holder’s rights in that portion of the Kansas Debtor Collateral described in the Kansas Debtor Financing Statement of IP Holder (the “Kansas Debtor Collateral”) as of the time of filing of the Kansas Debtor Financing Statement of IP Holder.

(b)	To the extent that (x) the Kansas UCC governed the perfection of a security interest in the Contributed Assets (as defined in the Kansas Assets Agreement), as to which we express no opinion, and (y) a security interest in the Contributed Assets could be perfected by filing a financing statement in the office of the Secretary of State of Kansas under the Kansas UCC, the ADIC Holdco-New ADIC Financing Statement was in appropriate form and was duly filed pursuant to the Kansas UCC, resulting in the perfection of a security interest in New ADIC’s rights in that portion of the Contributed Assets described in the ADIC Holdco-New ADIC Financing Statement (the “New ADIC Collateral”) as of the time of filing of the ADIC Holdco-New ADIC Financing Statement.

(c)	To the extent that (x) the Kansas UCC governed the perfection of a security interest in the Contributed Assets (as defined in the IP Assets Agreement), as to which we express no opinion, and (y) a security interest in the Contributed Assets could be perfected by filing a financing statement in the office of the Secretary of State of Kansas under the Kansas UCC, the ADIC Holdco-IP Holder Financing Statement was in appropriate form and was duly filed pursuant to the Kansas UCC, resulting in the perfection of a security interest in the IP Holder’s rights in that portion of the Contributed Assets described in the ADIC Holdco-IP Holder Financing Statement (the “IP Holder Collateral”) as of the time of filing of the ADIC Holdco-IP Holder Financing Statement.

(g)          Each Kansas Transaction Document constitutes a legal, valid and binding obligation of the IP Holder, in accordance with its terms.

(h)          To our Actual Knowledge, there are no legal proceedings pending or overtly threatened against the IP Holder regarding the effect on the validity or enforceability of the Kansas Transaction Documents.

(i)          A Federal bankruptcy court would hold that Kansas law, and not Federal law, would govern the determination of what persons or entities have authority to file a voluntary bankruptcy petition on behalf of the IP Holder.

(j)          If properly presented to a Kansas court, a Kansas court applying Kansas law would conclude that: (i) in order for a Person to file a voluntary bankruptcy petition on behalf of the IP Holder, the prior written consent of its member (the “Member”) and the prior unanimous written consent of its Board (including the Independent Managers), as provided for in Section 9(j)(iii) of the of the IP Holder LLC Agreement of the IP Holder, is required; and (ii) the provision, contained in Section 9(j)(iii) of the IP Holder LLC Agreement of the IP Holder, that requires the prior written consent of its Member and the prior unanimous written consent of its Board (including the Independent Managers) in order for a Person to file a voluntary bankruptcy petition on behalf of the IP Holder, constitutes a legal, valid and binding agreement of its Member, and is enforceable against its Member, in accordance with its terms.

(k)          While under the Kansas Revised Limited Liability Company Act (the “LLC Act”), on application to a court of competent jurisdiction, a judgment creditor of the Member may be able to charge the Member’s share of any profits and losses of the IP Holder and the Member’s right to receive distributions of the IP Holder’s assets (the “Member’s Interest”), to the extent so charged, the judgment creditor has only the right to receive any distribution or distributions to which the Member would otherwise have been entitled in respect of the Member’s Interest, and to receive such allocation of income, gain, loss, deduction or credit or similar item to which the Member was entitled. Under the LLC Act, no creditor of the Member shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the IP Holder. Thus, under the LLC Act, a judgment creditor of the Member may not satisfy its claims against the Member by asserting a claim against the assets of the IP Holder.

(l)          Under the LLC Act: (i) the IP Holder is a separate legal entity; and (ii) the existence of the IP Holder as a separate legal entity will continue until the cancellation of the Articles of Organization of the IP Holder as provided in the LLC Act.

(m)        Under the LLC Act and the IP Holder LLC Agreement of the IP Holder, the bankruptcy or dissolution of the Member will not, by itself, cause the IP Holder to be dissolved or its affairs to be wound up.

(n)         Our opinion with respect to the enforceability of the choice of law provisions contained in the Kansas Transaction Documents that are not expressly made subject to Kansas law is qualified by the following: certain of the Kansas Transaction Documents are to be governed by and construed in accordance with the laws of the State of New York or Delaware. Assuming that the law of either of such other states that is sought to be applied by Kansas courts does not violate the public policy of the State of Kansas, and that a Kansas court would find that there is a reasonable relationship between such other state and the Kansas Transaction Documents, it is our opinion that in a properly presented case, a Kansas court or federal court applying Kansas law would give effect to this choice of law, with the exception that matters relating to transfers or creation of an interest in real property (including “fixtures” under the Kansas UCC) for security purposes or otherwise, the nature of an interest in real property that is transferred or created by the Securitization Transaction, the method for foreclosure of a lien on real property, the nature of an interest in real property that results from foreclosure, or the manner and effect of recording or failing to record evidence of a transaction that transfers or creates an interest in real property will be governed by Kansas law.

Phillips Murrah P.C. Opinions

Phillips Murrah 2018 Corporate Opinion

1.Each of SISI and SRI is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Oklahoma, has the corporate power and the corporate authority as approved by appropriate action to execute, perform and deliver the Transaction Documents to which it is a party and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged.

2.Each of the Transaction Documents has been duly executed and delivered by SISI and/or SRI, as applicable.

3.No approval, consent, license or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, federal, state or local, is necessary in connection with the execution, delivery and performance of the Transaction Documents by SISI and SRI.

4.The execution, delivery and performance by SISI and SRI of the Transaction Documents do not conflict with or violate any law or any order of any court or governmental authority applicable to or binding on either SISI or SRI, or conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any lien upon any of the property of either SISI or SRI pursuant to the provisions of the respective Certificate of Incorporation or Bylaws of SISI and SRI or any agreement or other instrument known to us to which either company is a party or by which such company may be bound.

5.There are no actions, suits or proceedings pending or, to our knowledge, overtly threatened against or affecting either SISI or SRI or any property of either company in any court or before any arbitrator of any kind or before or by any governmental authority with respect to the Transaction Documents.

Phillips Murrah 2018 Reliance Letter

6.You may rely on the 2011 Opinion as if it was addressed to you as of May 20, 2011, subject to all the assumptions, qualifications, limitations, exceptions and conditions contained in such letter.

2011 Opinion

(a)          Each of SISI and SRI is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Oklahoma, has the corporate power and the corporate authority as approved by appropriate action to execute, perform and deliver the Transaction Documents to which it is a party and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged.

(b)          Each of the Transaction Documents has been duly executed and delivered by SISI and/or SRI, as applicable. In the event the Master Leases are governed by Oklahoma law, each of the Master Leases constitutes the legal, valid and binding contract of SRI, enforceable against SRI in accordance with its terms.

(c)          No approval, consent, license or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, federal, state or local, is necessary in connection with the execution, delivery and performance of the Transaction Documents by SISI and SRI.

(d)          The execution, delivery and performance by SISI and SRI of the Transaction Documents do not conflict with or violate any law or any order of any court or governmental authority applicable to or binding on either SISI or SRI, or conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any lien upon any of the property of either SISI or SRI pursuant to the provisions of the respective Certificate of Incorporation or Bylaws of SISI and SRI or any agreement or other instrument known to us to which either company is a party or by which such company may be bound.

(e)          There are no actions, suits or proceedings pending or, to our knowledge, overtly threatened against or affecting either SISI or SRI or any property of either company in any court or before any arbitrator of any kind or before or by any governmental authority with respect to the Transaction Documents.

(f)          SISI had the right to assign its interest in the Existing Franchise Agreements and Existing Development Agreements to the Master Issuer as contemplated in the SISI Contribution Agreement and the Master Issuer had the right to assign its interest in the Existing Franchise Agreements and Existing Development Agreements to the Franchise Assets Holder as contemplated in the Franchise Assets Contribution Agreement without the consent of any other parties to such Existing Franchise Agreements and Existing Development Agreements, and the Existing Franchise Agreements and Existing Development Agreements became enforceable by the Master Issuer and the Franchise Assets Holder as assignees.

(g)          The UCC-1 Financing Statement covering the Contributed Assets as described in the SISI Contribution Agreement and naming SISI as Debtor and the Master Issuer as Secured Party was in proper form for filing with the County Clerk of Oklahoma County, Oklahoma, and upon such filing, the security interest granted in the SISI Contribution Agreement in such Contributed Assets became perfected to the extent that a security interest in such Contributed Assets can be perfected by filing.

(h)          The UCC-1 Financing Statement covering the Contributed Assets as described in the RE Interests Agreement and naming SRI as Debtor and SRI Real Estate Assets Holdco as Secured Party was in proper form for filing with the County Clerk of Oklahoma County, Oklahoma, and upon such filing, the security interest granted in the RE Interests Agreement in such Contributed Assets became perfected to the extent that a security interest in such Contributed Assets can be perfected by filing.

(i)          SRI had the right to assign its interest in the Master Leases to the SRI Real Estate Assets Holder as contemplated in the RE Assets Agreement without the consent of any parties to the Master Leases and the Master Lease Agreements became enforceable by SRI Real Estate Assets Holder. Oklahoma case law provides that the law of the state where the real property is located would govern any disputes concerning interests in such real property. Denney v. Teel, 688 P.2d 803 (Okla. 1984).

Exhibit 2-D

Capitalized terms used within this Exhibit 2-D shall have the meanings set forth in the respective opinion letters in which they will be delivered.

Dentons US LLP Opinions

Dentons 2018 Corporate Opinion

1.Citibank is, based upon a certificate of corporate existence issued by the Comptroller of the Currency, validly existing as a national banking association in good standing under the laws of the United States, and has the requisite entity power and authority to execute and deliver each Agreement to which it is a party and to perform its obligations thereunder.

2.Each of the Agreements has been duly authorized by all requisite action, executed and delivered by the Trustee.

3.Each of the Agreements, assuming (unless opined to herein) the necessary entity power and authority, authorization, execution, authentication, payment and delivery of and by each party thereto, is a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder in accordance with its terms against the Trustee.

4.With respect to the Trustee, the performance of its obligations under each of the Agreements and the consummation of the transactions contemplated thereby will not result in any breach or violation of its articles of association or bylaws.

5.With respect to the Trustee, to our knowledge, there is no legal action, suit, proceeding or investigation before any court, agency or other governmental body pending or threatened (by written communication to it of a present intention to initiate such action, suit, proceeding or investigation) against it which, either in one instance or in the aggregate, draws into question the validity of, seeks to prevent the consummation of any of the transactions contemplated by or would impair materially its ability to perform its obligations under the Agreements.

6.With respect to the Trustee, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby do not require any consent, approval, authorization or order of, filing with or notice to any United States federal or State of New York court, agency or other governmental body under any United States federal or State of New York statute or regulation that is normally applicable to transactions of the type contemplated by the Agreements, except such as may be required under the securities laws of any State of the United States or such as have been obtained, effected or given.

7.With respect to the Trustee, the performance of its obligations under each of the Agreements and the consummation of the transactions contemplated thereby will not result in any breach or violation by the Trustee of any United States federal or State of New York statute or regulation that is normally applicable to transactions of the type contemplated by the Agreements.

8.The Notes have been duly authenticated and delivered by the Trustee in accordance with the Indenture.

Dentons 2018 Reliance Letter

9.In connection with the securities described above, you may rely upon our opinion letter, dated May 20, 2011 and a copy of which is attached hereto, as of the date thereof and as if such opinion letter was addressed to you, subject to all of the assumptions, qualifications and other limitations set forth therein.

2011 Opinion

(a)          Citibank, based upon a certificate of corporate existence issued by the Comptroller of the Currency, is validly existing as a banking association in good standing under the laws of the United States, and has the requisite entity power and authority to execute and deliver each Agreement to which it is a party and to perform its obligations thereunder.

(b)          Each of the Agreements has been duly authorized by all requisite action, executed and delivered by the Trustee.

(c)          Each of the Agreements, assuming (unless opined to herein) the necessary entity power and authority, authorization, execution, authentication, payment and delivery of and by each party thereto, is a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder in accordance with its terms against the Trustee.

(d)          With respect to the Trustee, the performance of its obligations under each of the Agreements and the consummation of the transactions contemplated thereby will not result in any breach or violation of its articles of association or bylaws.

(e)          With respect to the Trustee, to our knowledge, there is no legal action, suit, proceeding or investigation before any court, agency or other governmental body pending or threatened (by written communication to it of a present intention to initiate such action, suit or proceeding) against it which, either in one instance or in the aggregate, draws into question the validity of, seeks to prevent the consummation of any of the transactions contemplated by or would impair materially its ability to perform its obligations under the Agreements.

(f)          With respect to the Trustee, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby do not require any consent, approval, authorization or order of, filing with or notice to any United States federal or State of New York court, agency or other governmental body under any United States federal or State of New York statute or regulation that is normally applicable to transactions of the type contemplated by the Agreements, except such as may be required under the securities laws of any State of the United States or such as have been obtained, effected or given.

(g)          With respect to the Trustee, the performance of its obligations under each of the Agreements and the consummation of the transactions contemplated thereby will not result in any breach or violation of any United States federal or State of New York statute or regulation that is normally applicable to transactions of the type contemplated by the Agreements.

(h)          The Notes have been duly authenticated and delivered by the Trustee in accordance with the Agreements.

Andrascik & Tita LLC Opinion

A&T 2018 Enforceability Opinion

10.         The Servicing Agreement constitutes a legal, valid and binding agreement of the Servicer enforceable in accordance with its terms against the Servicer subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance, receivership, conservatorship, reorganization, liquidation, moratorium, readjustment of debt or other similar laws affecting the enforcement of creditors’ rights generally, as such laws would apply in the event of the insolvency, receivership, conservatorship, liquidation or reorganization of, or other similar occurrence with respect to the Servicer, or in the event of any moratorium or similar occurrence affecting the Servicer and (ii) general principles of equity, including, without limitation, principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification, limitations and releases of liability and covenants not to sue, and contribution obligations and provisions (a) purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights of set off, (b) relating to submission to jurisdiction, venue or service of process, or (c) relating to severability clauses, may be limited by applicable law or considerations of public policy.

11.         On the basis of our participation in the preparation of the Midland Offering Memorandum Section and, in the course of such preparation, in conferences, discussions and/or other communications with representatives of Midland with respect thereto, and relying as to facts necessary to the determination of materiality to the extent we may do so in the exercise of our professional responsibility based upon the certificates and statements of officers and other representatives of Midland and subject to the other matters set forth in this letter, during the course of such participation, no facts have come to our attention that caused us to believe that with respect to the Preliminary Offering Memorandum, as of [] a.m. (New York City time) on [], 2018 with respect to the Offered Notes, which we have been informed by you was the time at which sales to investors of the Offered Notes were first made, or with respect to the Final Offering Memorandum, as of its date and as of the date hereof, the information set forth in the Midland Offering Memorandum Section (other than any financial, statistical and/or accounting information contained in or omitted from the Midland Offering Memorandum Section, as to which we do not comment), in each case to the extent that such information relates to Midland solely by virtue of its acting as Servicer under the Servicing Agreement, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

In-House Counsel of Servicer Opinion

Midlands 2018 Opinion

12.         PNC Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America, with full power and authority under such laws to enter into and perform its obligations under the Servicing Agreement.

13.         The Servicing Agreement has been duly authorized, executed and delivered by PNC Bank.

14.         No consent, approval, authorization or order of any federal court, governmental agency or body is or was required in connection with the execution, delivery and performance by PNC Bank of the Servicing Agreement, except for those consents, approvals, authorizations or orders that previously have been obtained.

15.         PNC Bank’s execution, delivery and fulfillment of the terms of the Servicing Agreement do not (a) conflict with or result in a violation of the Articles of Association or By-Laws of PNC Bank or (b) violate applicable provisions of federal statutory laws or regulations known by me to be applicable to PNC Bank and to transactions of the type contemplated by the Servicing Agreement, the violation of which would have a material adverse effect on the ability of PNC Bank to perform its obligations under the Servicing Agreement.

16.         PNC Bank’s execution, delivery and fulfillment of the terms of the Servicing Agreement do not result in a breach or violation of, or constitute a default or an event which, with the passing of time, the giving of notice or both, would constitute a default under, or result in a right of acceleration of its obligations under, the terms of any indenture or other agreement or instrument known to me to which PNC Bank is a party or by which it is bound or any order, judgment or decree of any federal or state court, administrative agency or governmental instrumentality known by me to be applicable to PNC Bank, the breach, violation, default or acceleration of which would have a material adverse effect on the ability of PNC Bank to perform its obligations under the Servicing Agreement.

17.         To my knowledge, there are no actions, suits or proceedings against PNC Bank, pending before any federal or state court, governmental agency or arbitrator or overtly threatened in writing against PNC Bank which challenge the enforceability or validity of the Servicing Agreement or any action taken or to be taken in connection with PNC Bank’s obligations contemplated therein or which, either individually or in the aggregate, is reasonably likely to materially impair PNC Bank’s ability to perform under the terms of the Servicing Agreement.

Back-up Manager In-House Opinions

18.         The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland.

19.         The addressees of this opinion shall be entitled to rely on the opinions issued by the Company on May 20, 2011 and May 17, 2016, as if they were dated on the date hereof and delivered as a named addressee thereof.